SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐      Preliminary Proxy Statement
☐      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to Rule 14a-12

L-3 COMMUNICATIONS HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

L-3 COMMUNICATIONS HOLDINGS, INC.

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of L-3 Communications Holdings, Inc., to be held at 2:30 p.m., Eastern Daylight Time, on Tuesday, April 28, 2009, at the Ritz-Carlton New York, Battery Park, located at Two West Street, New York, New York. The notice and proxy statement for the Annual Meeting are attached to this letter and describe the business to be conducted at the Annual Meeting.

In accordance with the rules of the Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about March 16, 2009 to our stockholders of record as of the close of business on March 2, 2009. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials or on page four of this proxy statement.

To have your vote recorded, you should vote over the Internet or by telephone. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by signing, dating and returning the proxy card sent to you in the envelope accompanying the proxy materials sent to you. We encourage you to vote by any of these methods even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting. If you decide to attend, you can still vote your shares in person if you wish. Please let us know whether you plan to attend the Annual Meeting by indicating your plans when prompted over the Internet voting system or the telephone or (if you have received a paper copy of the proxy materials) by marking the appropriate box on the proxy card sent to you.

On behalf of the Board of Directors, I thank you for your cooperation and look forward to seeing you on April 28th.

Very truly yours,

Michael T. Strianese
Chairman, President and
 Chief Executive Officer

L-3 COMMUNICATIONS HOLDINGS, INC.

NOTICE OF 2009 ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

Notice is hereby given that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of L-3 Communications Holdings, Inc. (“L-3” or the “Company”) will be held at the Ritz-Carlton New York, Battery Park, located at Two West Street, New York, New York on Tuesday, April 28, 2009, at 2:30 p.m., Eastern Daylight Time, for the following purposes:

1.	Election of the two Class III Directors listed herein whose terms expire in 2012;

2.	Approval of the L-3 Communications Corporation 2009 Employee Stock Purchase Plan;

3.	Ratification of the appointment of our independent registered public accounting firm for 2009; and

4.	Transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors

Steven M. Post
Senior Vice President, General Counsel and
 Corporate Secretary

March 16, 2009

IMPORTANT

Whether or not you currently plan to attend the Annual Meeting in person, please vote over the Internet or telephone, or (if you received a paper copy of the proxy materials) complete, date, sign and promptly mail the paper proxy card sent to you. You may revoke your proxy if you attend the Annual Meeting and wish to vote your shares in person.

L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016

PROXY STATEMENT

This proxy statement is being made available to the holders of the common stock, par value $0.01 per share, of L-3 Communications Holdings, Inc. (the “Common Stock”) in connection with the solicitation of proxies for use at the Annual Meeting to be held at the Ritz-Carlton New York, Battery Park, located at Two West Street, New York, New York at 2:30 p.m., Eastern Daylight Time, on Tuesday, April 28, 2009.

RECORD DATE

Our Board of Directors has fixed the close of business on March 2, 2009 as the Record Date for the Annual Meeting. Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof, in person or by proxy. At the Record Date, there were 117,838,104 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. On March 16, 2009, we either mailed you a notice (the “Notice”) notifying each stockholder entitled to vote at the Annual Meeting how to vote online and how to electronically access a copy of this proxy statement, our Summary Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2008 (together referred to as the “Proxy Materials”) or mailed you a complete set of the Proxy Materials. If you have not received, but would like to receive, printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.

PROXIES

The proxies are solicited on behalf of our Board of Directors for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting, and the expenses of solicitation of proxies will be borne by us. The solicitation will be made primarily via the Internet and by mail, but our officers and regular employees may also solicit proxies by telephone, telegraph, facsimile, or in person. We also have retained Georgeson Inc. to assist in soliciting proxies. We expect to pay Georgeson Inc. approximately $10,000 plus expenses in connection with its solicitation of proxies. Each holder of Common Stock is entitled to one vote for each share of our Common Stock held by such holder. The holders of a majority of the outstanding shares of our Common Stock entitled to vote generally in the election of directors, represented in person or by proxy shall constitute a quorum at the Annual Meeting.

Each stockholder may appoint a person (who need not be a stockholder) other than the persons named in the proxy to represent him or her at the Annual Meeting by completing another proper proxy. In either case, such completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials) or should be delivered to L-3 Communications Holdings, Inc. C/O Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5068, not later than 5:00 p.m., Eastern Daylight Time, on Monday, April 27, 2009 or by 5:00 p.m. Eastern Daylight Time on Friday, April 24, 2009 if you own shares through your 401(k) or through L-3’s Employee Stock Purchase Plan (“ESPP”).

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the proxy upon our receipt, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the proxy, of written notice of such death or incapacity, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted in accordance with the recommendations of our Board of Directors.

Assuming a quorum is present, a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required for the election of directors, the approval of the L-3 Communications Corporation 2009 Employee Stock Purchase Plan (the “2009 ESPP”) and the selection of the independent registered public accounting firm, except that with respect to the approval of the 2009 ESPP, the total number of votes cast on the proposal must also represent a majority of all shares of Common Stock entitled to vote on the proposal. For each of the above proposals, abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called “broker non-votes”) will be counted for purposes of determining a quorum. However, in determining whether the 2009 ESPP has been approved by the stockholders, abstentions and “broker non-votes” will be counted as votes against the approval of the 2009 ESPP. In addition, for the election of directors and the selection of the independent registered public accounting firm, abstentions will be counted as votes against the election of directors and the selection of the independent registered public accounting firm.

VOTING IN PERSON

If you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice or the admission ticket attached to your proxy card if you received a paper copy. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or (if you received a paper copy of the Proxy Materials) by mail so that your vote will be counted even if you later decide not to attend the Annual Meeting. Voting your proxy by the Internet, telephone or mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If you own your shares of our Common Stock through a bank, brokerage firm or other record holder and wish to vote in person at the Annual Meeting, you must request a “legal proxy” from your bank or broker or obtain a proxy from the record holder.

VOTING BY INTERNET, TELEPHONE OR MAIL

The following sets forth how a stockholder can vote over the Internet, by telephone or by mail:

Voting By Internet

If you hold your shares of our Common Stock through a bank or brokerage firm (i.e., you are not a registered holder), you can vote at: www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your Notice or your paper voting instruction form (if you received a paper copy of the Proxy Materials).

If you own your shares of our Common Stock directly in your name in our stock records maintained by our transfer agent, Computershare Trust Company, N.A., or through your 401(k) or the ESPP, you can vote at: www.investorvote.com/LLL, 24 hours a day, seven days a week. You will need the 6-digit Control Number included on your paper proxy card.

Voting By Telephone

If you hold your shares of our Common Stock through a bank or brokerage firm, you can vote using a touch-tone telephone by calling the toll-free number included on your Notice or your paper voting instruction form (if you received a paper copy of the Proxy Materials), 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your Notice or your paper voting instruction form (if you received a paper copy of the Proxy Materials).

If you own your shares of our Common Stock directly in your name in our stock records maintained by our transfer agent, Computershare Trust Company, N.A., or through your 401(k) or the ESPP, you can vote using a touch-tone telephone by calling the toll-free number included on your paper proxy card, 24 hours a day, seven days a week. You will need the 6-digit Control Number included on your paper proxy card.

The Internet and telephone voting procedures, which comply with Delaware law, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting By Mail

If you have received a paper copy of the Proxy Materials by mail, you may complete, sign and return by mail the proxy card or voting instruction form sent to you together with the printed copies of the Proxy Materials.

Deadline for Submitting Votes By Internet, Telephone or Mail

If you hold your shares of our Common Stock through a bank or brokerage account, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on Monday, April 27, 2009.

If you own your shares of our Common Stock directly in your name in our stock records maintained by our transfer agent, Computershare Trust Company, N.A., proxies submitted over the Internet or by telephone as described above must be received by 2:00 a.m., Eastern Daylight Time, on Tuesday, April 28, 2009.

If you own your shares of our Common Stock through your 401(k) or the ESPP, proxies submitted over the Internet or by telephone as described above must be received by 5:00 p.m., Eastern Daylight Time, on Friday, April 24, 2009.

Proxies submitted by mail should be returned in the envelope provided to you with your paper proxy card or voting instruction form, not later than 5:00 p.m., Eastern Daylight Time, on Monday, April 27, 2009 or by 5:00 p.m., Eastern Daylight Time, on Friday, April 24, 2009 if you own your shares through your 401(k) or the ESPP.

Revocation of Proxies Submitted by Internet or Telephone

To revoke a proxy previously delivered by mail or submitted over the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. You may also attend the Annual Meeting and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 28, 2009.

The following Proxy Materials are available for you to view online at http://www.L-3com.com: (i) this proxy statement (including all attachments); (ii) our Summary Annual Report and Annual Report on Form 10-K, in each case for the year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials); and (iii) any amendments to the foregoing materials that are required to be furnished to stockholders. In addition, if you have not received a copy of our Proxy Materials and would like one, you may download an electronic copy of our Proxy Materials or request a paper copy at http://www.L-3com.com. You will also have the opportunity to request paper or email copies of our Proxy Materials for all future Annual Meetings.

PROPOSAL 1. ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors divided into three classes: Peter A. Cohen, Robert B. Millard and Arthur L. Simon constitute a class with a term that expires at the Annual Meeting of Stockholders in 2009 (the “Class III Directors”); Claude R. Canizares, Thomas A. Corcoran and Alan H. Washkowitz constitute a class with a term that expires at the Annual Meeting of Stockholders in 2010 (the “Class II Directors”); and John M. Shalikashvili, Michael T. Strianese and John P. White constitute a class with a term that expires at the Annual Meeting in 2011 (the “Class I Directors”). In light of the time that Mr. Cohen currently needs to devote to his significant business interests, the Nominating/Corporate Governance Committee and Mr. Cohen agreed that he would not be nominated for re-election as a Class III director at the 2009 Annual Meeting of Stockholders. Mr. Cohen will retire from the Board of Directors, and the Compensation and Executive Committees, effective the date of the 2009 Annual Meeting of Stockholders.

The full Board of Directors has considered and nominated the following slate of Class III nominees for a three-year term expiring in 2012: Robert B. Millard and Arthur L. Simon. Action will be taken at the Annual Meeting for the election of these two Class III nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Robert B. Millard and Arthur L. Simon, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2009

The following information describes the offices held, other business directorships and the class and term of each nominee. Beneficial ownership of equity securities of the nominees is shown under the caption Security Ownership of Management on page 25.

Class III — Nominees for Term Expiring in 2012

Name	Age	Principal Occupation And Other Information

Robert B. Millard	58	Director since April 1997. Lead Independent Director of the Board of Directors, member of the Compensation Committee and Chairman of the Executive Committee. Mr. Millard is currently a Partner of Realm Partnership LLC. He held various positions, including Managing Director of Lehman Brothers Inc. and its predecessors between 1976 and 2008. Mr. Millard is a director of GulfMark Offshore, Inc., Weatherford International, Inc., Associated Universities, Inc., Massachusetts Institute of Technology (“MIT”), New School University, Parsons School of Design, Population Council and the Remarque Institute. He is also a current member of the Council on Foreign Relations.

Arthur L. Simon	77	Director since April 2001. Member of the Audit and Nominating/Corporate Governance Committees. Mr. Simon is an independent consultant. Before his retirement, Mr. Simon was a partner at Coopers & Lybrand LLP, Certified Public Accountants, from 1968 to 1994. He is a director of Loral Space & Communications Corp. and he serves as Chair of their Audit Committee.

The nominees for election to the Board of Directors are hereby proposed for approval by the stockholders. The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be necessary to approve each nominee.

The Board of Directors Recommends a Vote FOR Each of the Proposed Nominees for Election to the Board of Directors.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

The following information describes the offices held, other business directorships and the class and term of each director whose term continues beyond the 2009 Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is shown under the caption Security Ownership of Management on page 25.

Class II — Directors Whose Term Expires in 2010

Name	Age	Principal Occupation And Other Information

Claude R. Canizares	63	Director since May 2003. Member of the Audit Committee. Since 1971, Professor Canizares has been at MIT. He currently serves as the Vice President for Research and Associate Provost and is the Bruno Rossi Professor of Physics. In addition, he is a principal investigator on NASA’s Chandra X-ray observatory and Associate Director of its science center. Professor Canizares is a member of the National Academy of Sciences, the International Academy of Astronautics, and a fellow of the American Academy of Arts and Sciences, the American Physical Society and the American Association for the Advancement of Science.

Thomas A. Corcoran	64	Director since July 1997. Chairman of the Audit Committee since April 27, 2004 and a member of the Executive Committee. Mr. Corcoran is also Chief Executive Officer of Corcoran Enterprises, LLC, a private management consulting firm, and in this capacity he works closely with The Carlyle Group, a Washington D.C.-based private equity firm. Mr. Corcoran has been a senior advisor to The Carlyle Group since 2004. From March 2001 to April 2004, Mr. Corcoran was the President and Chief Executive Officer of Gemini Air Cargo, a Carlyle company. Since February 2006, he has been Chairman of Proxy Aviation, Inc., a private company in Germantown, MD. Mr. Corcoran was the President and Chief Executive Officer of Allegheny Teledyne Incorporated from October 1999 to December 2000. From April 1993 to September 1999 he was the President and Chief Operating Officer of the Electronic Systems Sector and Space & Strategic Missiles Sector of Lockheed Martin Corporation. Prior to that he worked for General Electric for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace and was a company officer from 1990 to 1993. Mr. Corcoran is a member of the Board of Trustees of Stevens Institute of Technology and the Boards of Directors of the American Ireland Fund, GenCorp, Inc., Proxy Aviation Systems Inc, REMEC, Inc., LaBarge, Inc., Aer Lingus Ltd., Serco Ltd. and ARINC, a Carlyle company.

Name	Age	Principal Occupation And Other Information

Alan H. Washkowitz	68	Director since April 1997. Chairman of the Nominating/Corporate Governance Committee and member of the Compensation Committee. Mr. Washkowitz is a former Managing Director of Lehman Brothers, and was responsible for the oversight of Lehman Brothers Inc. Merchant Banking Portfolio Partnership L.P. Mr. Washkowitz joined Lehman Brothers Inc. in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr. Washkowitz is a director of Peabody Energy Corporation. Mr. Washkowitz retired from Lehman Brothers Inc. in July 2005 and is currently a private investor.

Class I — Directors Whose Term Expires in 2011

Name	Age	Principal Occupation And Other Information

John M. Shalikashvili	72	Director since August 1998. Member of the Compensation and Nominating/Corporate Governance Committees. General Shalikashvili (U.S. Army—Ret.) is an independent consultant and a Visiting Professor at Stanford University. General Shalikashvili was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and the National Security Council when he served as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO’s tenth Supreme Allied Commander, Europe (SACEUR). He has also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey and Vietnam.

Michael T. Strianese	53	Chairman, President and Chief Executive Officer. Mr. Strianese became Chairman on October 7, 2008 and has served as President and Chief Executive Officer and a Director since October of 2006. Until February 2007 Mr. Strianese was also our Corporate Ethics Officer. He was our interim Chief Executive Officer and Chief Financial Officer from June 2006. Mr. Strianese became Chief Financial Officer in March 2005. From March 2001 to March 2005 he was our Senior Vice President — Finance. He joined us in April 1997 as Vice President — Finance and Controller and was our Controller until July 2000. From April 1996, when Loral was acquired by Lockheed Martin, to April 1997, Mr. Strianese was Vice President and Controller of Lockheed Martin’s C3I and Systems Integration Sector. In addition, he served as acting Chief Financial Officer of Lockheed Martin’s Electronics Sector. Prior to Lockheed’s acquisition of Loral, Mr. Strianese spent six years with Loral where he held a number of positions with increasing responsibility in areas of mergers and acquisitions and financial management. Mr. Strianese is a Certified Public Accountant and a graduate of St. John’s University with a Bachelor’s degree in Accounting. He is a member of the Aerospace Industries Association’s Board of Governors and serves on its Executive and Finance Committees.

Name	Age	Principal Occupation And Other Information

John P. White	72	Director since October 2004. Member of the Nominating/Corporate Governance Committee. Dr. White is the Robert and Renée Belfer Lecturer at the John F. Kennedy School of Government, Harvard University and the Managing Partner of Global Technology Partners, LLC. Dr. White has a long history of government service, serving as U.S. Deputy Secretary of Defense from 1995-1997; as Deputy Director of the Office of Management and Budget from 1978 to 1981, and as Assistant Secretary of Defense, Manpower, Reserve Affairs and Logistics from 1977 to 1978. Dr. White also served as a lieutenant in the United States Marine Corps from 1959 to 1961. Prior to his most recent government position, Dr. White was the Director of the Center For Business and Government at Harvard University and the Chairman of the Commission on Roles and Missions of the Armed Forces. Dr. White has extensive private sector experience, including service as Chairman and CEO of the Interactive Systems Corporation, a position he held from 1981 to 1988. Following Interactive Systems Corporation’s sale to the Eastman Kodak Company in 1988, he was General Manager of the Integration and Systems Product Division and a Vice President of Kodak until 1992. Dr. White also spent nine years at the RAND Corporation, where he served as the Senior Vice President of National Security Research Programs and as a member of the Board of Trustees. He continues to serve as a Senior Fellow to the RAND Corporation. Dr. White is a current member of the Council on Foreign Relations. He also serves as a Director of the Institute for Defense Analyses and the Concord Coalition. He is a member of the Policy and Global Affairs Oversight Committee of the National Research Council.

PROPOSAL 2. APPROVAL OF THE L-3 COMMUNICATIONS CORPORATION 2009 EMPLOYEE STOCK PURCHASE PLAN

On February 25, 2009, the Board of Directors authorized and approved the L-3 Communications Corporation 2009 Employee Stock Purchase Plan (the “2009 ESPP”), subject to stockholder approval. The purpose of the 2009 ESPP is to align the interests of our employees with our stockholders by providing eligible employees with an attractive opportunity to acquire an ownership interest in the Company through the purchase of shares of Common Stock.

The 2009 ESPP is similar to the current L-3 Communications Corporation Employee Stock Purchase Plan (the “Current ESPP”), but provides greater flexibility to address the needs of our non-U.S. employees by allowing us to grant rights to purchase stock pursuant to different rules or sub-plans in order to achieve specific tax, securities law or other compliance objectives consistent with local law requirements.

If the 2009 ESPP is approved by the stockholders, it will become effective as of July 1, 2009, and no new options to purchase shares of Common Stock will be granted on or after that date under the Current ESPP.

The principal features of the 2009 ESPP are summarized below. The summary is qualified in its entirety by reference to the full text of the 2009 ESPP. A copy of the 2009 ESPP is attached to this proxy statement as Exhibit A and is incorporated herein by reference.

The 2009 ESPP is hereby proposed for approval by the stockholders. The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be necessary to approve the 2009 ESPP, except that the total number of votes cast on the proposal (i.e., not including “broker non-votes” and abstentions) must also represent a majority of all shares of Common Stock entitled to vote on the proposal.

DESCRIPTION OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN

Background

In February 2001, the Board of Directors adopted, and our stockholders subsequently approved, the Current ESPP. In order to give the Company increased flexibility in the granting of options under an employee stock purchase program, especially to non-U.S. employees, in February 2009, the Board of Directors adopted the 2009 ESPP, subject to stockholder approval.

The rights to purchase Common Stock granted under the 2009 ESPP are intended to be treated as either:

•	options issued under an employee stock purchase plan that is intended to qualify under the terms of Section 423(b) of the Internal Revenue Code (the “423 Plan”); or

•	options issued under an employee stock purchase plan that is not subject to the terms and conditions of Section 423(b) of the Internal Revenue Code (the “Non-423 Plan”).

As described below, the Company has the discretion to designate whether individual subsidiaries or affiliates of the Company will participate in the 2009 ESPP and whether they will participate in the 423 Plan or the Non-423 Plan.

Administration

The 2009 ESPP will be administered by the Benefits Plan Committee, a committee of senior executives appointed by our Board of Directors to administer L-3’s benefit plans generally (referred to in this section as the “Committee”). The Committee has the discretion to interpret and construe all provisions of the 2009 ESPP.

The Committee also has the discretion to adopt rules regarding the administration of the 2009 ESPP to conform to local laws or to enable employees of the Company or certain subsidiaries or affiliates to participate in the plan. However, all participants granted options under the 423 Plan must generally have the same rights and privileges within the meaning of Section 423(b)(5) of the Internal Revenue Code. To achieve a greater degree of flexibility to address local requirements, including with respect to participant contributions, payment of interest, data privacy, and tax and securities law matters, the Committee may adopt different rules, procedures or sub-plans for individual subsidiaries or affiliates designated to participate in the Non-423 Plan without regard as to whether these different rules would result in participants not having the same rights and privileges under Section 423(b)(5) of the Internal Revenue Code.

Offerings

The 2009 ESPP will be implemented by offering options to purchase Common Stock to eligible employees of the Company or its designated subsidiaries or affiliates. Each offering under the 2009 ESPP will be for a period of approximately six months. Offering periods begin on the first “Trading Day” (as defined in the 2009 ESPP) in January and July of each calendar year and end on the last Trading Day in June and December of each calendar year. Each participant is granted an option to purchase Common Stock on the first day of the offering period and the option is automatically exercised on the last day of the offering period using the proceeds in respect of payroll deductions or contributions the participant has made for this purpose as described below. The Committee has the power to change the beginning date, ending date and duration of offering periods, except that in no case may any offering period under the 423 Plan have a duration exceeding 27 months.

Assuming stockholders approve the 2009 ESPP, the first offering period would begin on July 1, 2009 and end on December 31, 2009.

Shares Subject to the 2009 ESPP

The maximum number of shares of Common Stock that may be issued under the 2009 ESPP, together with all shares issued under the Current ESPP, is 13,314,937 shares.

The current offering period under the Current ESPP commenced on January 2, 2009 and is scheduled to end on June 30, 2009. If the 2009 ESPP is approved by stockholders, no further offering periods will be made under the Current ESPP, and no options to purchase Common Stock will be granted under the Current ESPP on or after July 1, 2009.

As of March 2, 2009, a total of 5,314,937 shares of Common Stock has been issued under the Current ESPP with respect to all previously completed offering periods. Accordingly, if stockholders approve the 2009 ESPP, the combined maximum number of shares that may be issued under the current (and final) offering period under the Current ESPP and all subsequent offerings under the 2009 ESPP is 8,000,000 shares of Common Stock.

As of March 2, 2009, we had 117,838,104 shares of Common Stock outstanding. The 8,000,000 shares that would be available for the final offering period under the Current ESPP and all subsequent offerings under the 2009 ESPP (assuming stockholders approve the 2009 ESPP) represent approximately 6.8% of these outstanding shares. The closing price of our Common Stock, as reported on the New York Stock Exchange (“NYSE”) composite transaction tape on March 2, 2009, was $63.56 per share. In the event stockholders do not approve the 2009 ESPP, the Current ESPP would remain in effect, and 2,685,063 shares of Common Stock would remain available for issuance for current and future offering periods thereunder.

Eligibility

Generally, any person who is employed by the Company, or by a subsidiary or affiliate of the Company that has been designated by the Committee, may participate in the 2009 ESPP. However, no employee is eligible to purchase Common Stock under the 2009 ESPP if, immediately after such purchase, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (including any stock that such employee may purchase under all outstanding rights and options).

The Committee has the power, in its sole discretion, to designate whether individual subsidiaries or affiliates of the Company will participate in the 2009 ESPP, and, if so, whether they will participate in the 423 Plan or the Non-423 Plan. To be eligible for participation in the 423 Plan, the subsidiary must be at least 50% owned by the Company and satisfy the other requirements of Section 424(f) of the Internal Revenue Code.

As of March 2, 2009, approximately 65,000 employees, including all of our executive officers, would be eligible to participate in the 2009 ESPP assuming that the Committee designated all subsidiaries and affiliates of the Company for participation in the 2009 ESPP.

Participation by Eligible Employees; Payment for Shares; Purchase Price

An eligible employee becomes a participant in the 2009 ESPP by giving instructions to the plan recordkeeper authorizing payroll deductions or, if payroll deductions are not permitted under local law, such other means of contribution specified by the Committee. An employee’s payroll deductions or other contributions under the 2009 ESPP may be up to 10% (or such other percentage as the Committee may determine) of such employee’s “Compensation” (as defined in the 2009 ESPP). The Committee has the power to change the maximum percentage of Compensation that an employee may deduct or contribute under the ESPP. However, a participant’s total payroll deductions or other contributions may not exceed $21,250 for any calendar year.

A participant may elect to make one increase and one decrease to the rate of his or her payroll deductions or other contributions at any time during an offering period by giving instructions to the plan recordkeeper. All payroll deductions or contributions are credited to the participant’s account under the 2009 ESPP and deposited with our general funds, unless otherwise required under applicable local law.

The per share purchase price for Common Stock purchased under the 2009 ESPP is 85% of the fair market value of a share of Common Stock on the last day of the offering period. Upon the completion of the offering period, the Company will automatically apply the funds in the participant’s account to purchase the maximum number of shares (including fractional shares) of our Common Stock at the designated purchase price. However, participants in the 423 Plan may not purchase more than $25,000 worth of Common Stock in any calendar year (based on the fair market value of the shares on the first day of each offering period during the year).

Termination of Participation

A participant may withdraw from an offering period by giving instructions to the plan recordkeeper. In connection with a withdrawal, a participant may elect, at least five business days prior to the last day of the offering period, to receive a refund of any payroll deductions or other contributions accumulated during the offering period. A participant’s termination of employment with the Company and all designated subsidiaries and affiliates during an offering period will have the same effect as a withdrawal and an election to receive a refund.

Restrictions on Transfer

Rights granted under the 2009 ESPP are not transferable by a participant other than by will or the laws of inheritance following the participant’s death.

Duration, Amendment and Termination

The Board of Directors has the power to amend, suspend or terminate the 2009 ESPP. However, stockholder approval is required within 12 months of an amendment by the Board of Directors to increase the maximum number of shares issuable under the plan (other than for adjustments upon changes in our capitalization as described below), to amend the requirements as to the class of employees eligible to participate in the plan or to change the granting corporation or the stock available for purchase under the plan.

Adjustments Upon Changes In Capitalization

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or other extraordinary corporate event, the Committee shall equitably adjust the maximum number of shares issuable under the 2009 ESPP and the number of shares of Common Stock covered by each option under the 2009 ESPP which has not yet been exercised to prevent dilution or enlargement of the rights of participants.

Participation By Our Named Executive Officers

Future benefits under the 2009 ESPP are not currently determinable, as they will depend on the actual purchase price of our shares of Common Stock in future offering periods, the market value of our Common Stock on various future dates, the amount of contributions eligible employees elect to make under the 2009 ESPP and similar factors. If stockholders approve the 2009 ESPP, our named executive officers will be eligible to participate in the 2009 ESPP on the same terms and conditions as all other participants in the 423 Plan.

Federal Income Tax Information

The following summary briefly describes U.S. federal income tax consequences of rights under the 2009 ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the 2009 ESPP should consult their own professional tax advisors concerning tax aspects of rights under the 2009 ESPP. This proxy statement is not written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws and is not covered by the summary below.

423 Plan.  Options to purchase shares granted under the 423 Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423(b) of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2009 ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the offering date or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the stock purchased under the 2009 ESPP is sold (or otherwise disposed of) more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price and (b) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.

The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized in the United States by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

Non-423 Plan.  With respect to options to purchase shares granted under the Non-423 Plan, an amount equal to the difference between the fair market value of the stock on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

The Company will generally be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant in the United States as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. For U.S. participants, FICA/FUTA taxes will be due in relation to ordinary income earned as a result of participation in the Non-423 Plan.

The Board of Directors Recommends a Vote FOR Approval of the L-3 Communications Corporation 2009 Employee Stock Purchase Plan.

PROPOSAL 3. SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to act as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and a proposal to ratify this selection will be submitted to the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has acted as our independent registered public accounting firm since our formation in 1997, and the Audit Committee and the Board of Directors believe it is desirable and in our best interests to continue to retain that firm. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors.

The Board of Directors Recommends a Vote FOR Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and four standing committees: the Executive, Audit, Nominating/Corporate Governance and Compensation Committees. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

The Board of Directors has affirmatively determined that all of the directors, other than Mr. Strianese, including those who serve on the Executive, Audit, Nominating/Corporate Governance and Compensation Committees of the Board of Directors, have no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Therefore, all of our directors, other than Mr. Strianese, are “independent” for purposes of the NYSE listing standards. In connection with its determination that Mr. Millard and Professor Canizares are independent directors, the Board of Directors considered the fact that we conducted business with MIT where Mr. Millard is a trustee and Professor Canizares is employed as a full time professor. During 2008, we retained MIT to provide research and development on our behalf, and MIT purchased equipment from us. Payments made to, or received from, MIT were less than 1% of MIT’s or L-3’s annual consolidated gross revenues during its last completed fiscal year. Mr. Millard and Professor Canizares did not have any material direct or indirect interest in these transactions and Professor Canizares recused himself from all decisions regarding L-3.

Mr. Millard serves as a director, trustee or in a similar capacity (but not as an executive officer or employee) for one or more non-profit organizations to whom we have made charitable contributions. Contributions to these organizations were less than $100,000 during their last completed fiscal years and were below the thresholds set forth under our categorical standards of director independence.

In addition, the Board of Directors has determined that Professor Canizares and Messrs. Corcoran and Simon, members of the Audit Committee, are “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (“the Exchange Act”).

Pursuant to the requirements of the NYSE, the Board of Directors has adopted Corporate Governance Guidelines that meet or exceed the independence standards of the NYSE. Also, as part of our Corporate Governance Guidelines, the Board of Directors has adopted categorical standards to assist it in evaluating the independence of each of its directors. The categorical standards, which are set forth as Exhibit B to this proxy statement, are intended to assist the Board of Directors in determining whether or not certain relationships between our directors and us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, are “material relationships” for purposes of the NYSE independence standards. The categorical standards establish thresholds at which such relationships are deemed not to be material. Our Corporate Governance Guidelines, which include our categorical standards of independence, can be obtained through our Web site at: http://www.L-3com.com.

Directors are expected to attend board meetings and meetings of the committees on which they serve and to spend the time needed, and meet as frequently as necessary, in order to properly discharge their responsibilities. In addition, to the extent reasonably practicable, directors are expected to attend stockholder meetings. During the fiscal year ended December 31, 2008, the Board of Directors held nine meetings. Each director attended at least 75% of the combined number of meetings of the Board of Directors and meetings of committees on which he served during the past fiscal year. All of our current directors attended our annual stockholders meeting in April 2008. In accordance with applicable NYSE listing requirements, our independent directors hold regular executive sessions at which management, including the Chairman, President and Chief Executive Officer, is not present. Mr. Millard, our Lead Independent Director of the Board of Directors, presides at the regularly held executive sessions of the independent directors.

Executive Committee

The Executive Committee currently consists of Messrs. Cohen, Corcoran and Millard (Chairman). The Executive Committee did not meet during 2008. The Executive Committee may exercise most board powers during the period between board meetings.

Audit Committee

The Audit Committee currently consists of Professor Canizares and Messrs. Corcoran (Chairman) and Simon. This committee met fourteen times during 2008. The Audit Committee is generally responsible for, among other things:

•	selecting, appointing, compensating, retaining and terminating our independent registered public accounting firm;

•	overseeing the auditing work of any independent registered public accounting firm employed by us, including the resolution of any disagreement between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

•	pre-approving audit, other audit, audit-related and permitted non-audit services to be performed by the independent registered public accounting firm and related fees;

•	meeting with our independent registered public accounting firm to review the proposed scope of the annual audit of our financial statements and to discuss such other matters that it deems appropriate;

•	reviewing the findings of the independent registered public accounting firm with respect to the annual audit;

•	meeting to review and discuss with management and the independent registered public accounting firm our periodic financial reports prior to our filing them with the Securities and Exchange Commission (“SEC”) and reporting annually to the Board of Directors with respect to such matters;

•	reviewing with our financial and accounting management, the independent registered public accounting firm and internal auditor the adequacy and effectiveness of our internal control over financial reporting, financial reporting process and disclosure controls and procedures; and

•	reviewing the internal audit function.

The Board of Directors has determined that all of the members of the Audit Committee are financially literate and meet the independence requirements mandated by the NYSE listing standards, Section 10A(m)(3) of the Exchange Act and our independence standards.

In addition, the Board of Directors has determined that Mr. Simon is an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee currently consists of Messrs. Cohen (Chairman), Millard, Shalikashvili and Washkowitz. This committee, which had five meetings during 2008, is responsible for administering the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan and the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan.

This committee is also responsible for, among other functions:

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer compensation;

•	evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determining and approving the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer based on such evaluation;

•	reviewing and approving the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

•	reviewing and making recommendations to the Board of Directors with respect to equity-based plans that are subject to the approval of L-3’s stockholders, and overseeing the activities of the individuals responsible for administering those plans;

•	reviewing and approving all incentive compensation plans and equity compensation plans of L-3 that are not otherwise subject to the approval of L-3’s stockholders; and

•	reviewing, discussing and approving the compensation discussion and analysis section contained in this proxy statement.

In fulfilling its responsibilities, the committee can delegate any or all of its responsibilities to a subcommittee of the committee. For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see Compensation Discussion and Analysis beginning on page 26 and Compensation of Directors beginning on page 57.

The Board of Directors has determined that all of the members of the Compensation Committee meet the independence requirements mandated by the NYSE listing standards and the rules of the SEC in each case as they are applicable to serving on the Compensation Committee, and our standards of independence. In addition, all members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code. For more of a discussion concerning Section 162(m), see Compensation Discussion and Analysis — Other Factors Affecting Compensation on page 38.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee currently consists of Messrs. Shalikashvili, Simon, Washkowitz (Chairman) and White. This committee, which met four times during 2008, monitors corporate governance policies and procedures and serves as the Nominating Committee for the Board of Directors.

The primary functions performed by this committee include, among other responsibilities:

•	developing, recommending and monitoring corporate governance policies and procedures for L-3 and the Board of Directors;

•	recommending to the Board of Directors criteria for the selection of new directors;

•	identifying and recommending to the Board of Directors individuals to be nominated as directors;

•	evaluating candidates recommended by stockholders in a timely manner;

•	conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	overseeing the evaluation of the Board of Directors and management; and

•	overseeing and approving the management continuity planning process.

The Nominating/Corporate Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In identifying candidates for membership on the Board of Directors, the Nominating/Corporate Governance Committee takes into account (i) minimum individual qualifications, such as strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board of Directors and (ii) all other factors it considers appropriate. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and management. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s election.

The Nominating/Corporate Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. Individuals recommended by stockholders for nomination as a director will be considered in accordance with the procedures described under Stockholder Proposals and Nominations on page 19 of this proxy statement.

The Board of Directors has determined that all of the members of the Nominating/Corporate Governance Committee meet the independence requirements mandated by the applicable NYSE listing standards applicable to serving on the Nominating/Corporate Governance Committee and our standards of independence.

Committee Charters and Corporate Governance Guidelines

The Board of Directors has adopted a charter for each of the Audit, Nominating/Corporate Governance and Compensation Committees and corporate governance guidelines that address the make-up and functioning of the Board of Directors. You can find links to these materials on our Web site at: http://www.L-3com.com under the “Investor Relations” tab by selecting “Corporate Governance.” A copy of such materials may also be obtained without charge upon request from our Corporate Secretary.

Code of Ethics and Business Conduct

The Board of Directors has adopted a code of ethics and business conduct that applies to all of our directors, officers and employees. You can obtain a copy of this code without charge upon request from our Corporate Secretary. You can also find a link to such code on our Web site at: http://www.L-3com.com. In accordance with, and to the extent required by, the rules and regulations of the SEC, we intend to post on our Web site waivers or implicit waivers (as such terms are defined in Item 5.05 of Form 8-K of the Exchange Act) and amendments of the code of ethics and business conduct that apply to any of our directors and executive officers, including our chairman, president and chief executive officer, vice president and chief financial officer, and controller and principal accounting officer or other persons performing similar functions.

Stockholder Communications with Directors

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to, the chair of any of the Executive, Audit, Nominating/Corporate Governance and Compensation Committees, to the non-management directors as a group or to the Lead Independent Director of the Board of Directors, may do so either by email that can be accessed through our Web site or by addressing such communications or concerns to the Corporate Secretary of L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016, who will forward such communications to the appropriate party. The addressed communications may be done confidentially or anonymously.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Under the SEC’s rules and regulations, any stockholder desiring to submit a proposal to be included in our 2010 proxy statement must submit such proposal to us no later than the close of business on November 16, 2009. Under Rule 14a-8 of the Exchange Act, a stockholder submitting a proposal to be included in the Company’s proxy statement is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Common Stock and to have held such Common Stock continuously for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held. Any stockholder who wishes to present a proposal at our 2010 Annual Meeting, outside the processes of Rule 14a-8 of the Exchange Act, must have submitted such proposal to us no later than the close of business on January 31, 2009 or the Company may have discretionary authority to vote on any such proposal with respect to all proxies submitted to the Company. All proposals should be sent by certified mail, return receipt requested, to the attention of the Corporate Secretary, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.

Stockholders may recommend director candidates for consideration by the Nominating/Corporate Governance Committee. Such notice must include the name, address, and class and number of shares owned by the stockholder making such recommendation; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws. You must submit the nominee’s consent to be elected and to serve. The Company may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

The notice must be delivered to the Corporate Secretary, who will forward the notice to the Nominating/Corporate Governance Committee for consideration.

EXECUTIVE AND CERTAIN OTHER OFFICERS OF THE COMPANY

Set forth below is certain information regarding each of our current executives, other than Mr. Strianese who is presented under “Class I — Directors Whose Term Expires in 2011”, and certain of our other officers.

Name	Age	Principal Occupation and Other Information

Curtis Brunson	61	Executive Vice President — Corporate Strategy and Development. Mr. Brunson became an Executive Vice President in February 2009 and is responsible for leading the execution of L-3’s business strategy, including customer relationships, technical development and business development. Prior to that, he was a Senior Vice President. Mr. Brunson began his career in 1972 with Sperry Systems Management Division, prior to its merger into Unisys Government Services. At Unisys for over 20 years, he held several management positions of increasing responsibility. When Loral acquired Unisys Communication Systems in Salt Lake City, he was General Manager. That division became part of L-3 during its formation in 1997, with Mr. Brunson becoming President at that time. Mr. Brunson holds a Bachelor of Science degree in Computer Science from the New York Institute of Technology and a Masters of Science degree in Computer Science from Polytechnic Institute in Brooklyn, New York.

Jimmie V. Adams	72	Senior Vice President — Washington, D.C. Operations. He became a Senior Vice President in August 2006. General Jimmie V. Adams (U.S.A.F.—Ret.) joined us in May 1997. From April 1996 until April 1997, he was Vice President of Lockheed Martin’s Washington Operations for the CI and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position at Loral since 1993. Before joining Loral in 1993, he was Commander-in-Chief, Pacific Air Forces, Hickam Air Force Base, Hawaii, capping a 35-year career with the U.S. Air Force. He was also Deputy Chief of Staff for Plans and Operation for U.S. Air Force Headquarters and Vice Commander of Headquarters Tactical Air Command and Vice Commander-in-Chief of the U.S. Air Forces Atlantic at Langley Air Force Base. He is a command pilot with more than 141 combat missions.

David T. Butler III	52	Senior Vice President — Business Operations. Mr. Butler became a Senior Vice President in February 2007. He had been the Vice President of Mergers, Acquisitions and Corporate Strategy since December 2000. He joined us in 1997 as our Corporate Director of Planning and Strategic Development. Prior to joining us, Mr. Butler held a number of financial positions with Loral and Lockheed Martin. Mr. Butler is a graduate of Villanova University.

Name	Age	Principal Occupation and Other Information

Steven M. Post	56	Senior Vice President, General Counsel and Corporate Secretary. Mr. Post became Senior Vice President, General Counsel and Corporate Secretary on May 27, 2008. Prior to that, Mr. Post held several positions at L-3 including, most recently, Senior Vice President and General Counsel of the Integrated Systems’ group and prior to that, group counsel and associate counsel positions. Prior to joining L-3, Mr. Post was an instructor in the Contract Law department at the Judge Advocate General’s School in Charlottesville, Va. He began his legal and military career at the Office of the Staff Judge Advocate in Ft. Dix, N.J., as the contract and fiscal law advisor and as senior trial counsel. Following that assignment, Mr. Post served as a trial attorney in the litigation division for the Judge Advocate General at the Pentagon. Mr. Post earned his law degree with honors from Indiana University, and his undergraduate degree from the University of Dayton.

Robert W. RisCassi	73	Senior Vice President. He became a Senior Vice President in August 2006. General Robert W. RisCassi (U.S. Army-Ret.) joined us in April 1997. From April 1996 to April 1997, he was Vice President of Land Systems for Lockheed Martin’s C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as Commander in Chief, United Nations Command; Combined Forces Command /Korea; and US Forces/Korea. His 35-year military career included posts as Army Vice Chief of Staff; Director, Joint Staff, Joint Chiefs of Staff; Deputy Chief of Staff for Operations and Plans; Commander of the Combined Arms Center, and several European tours.

Ralph G. D’Ambrosio	41	Vice President and Chief Financial Officer. Mr. D’Ambrosio became Chief Financial Officer in January 2007. From March 2005 to January 2007, he was our Vice President — Finance and Principal Accounting Officer and he continued to be our Principal Accounting Officer until April 2008. He became our Controller in August 2000 and a Vice President in July 2001 and was our Vice President and Controller to March 2005. He joined us in August 1997 and was our Assistant Controller until July 2000. Prior to joining us, he was a senior manager at Coopers & Lybrand LLP, where he held a number of positions since 1989. Mr. D’Ambrosio holds a Bachelor’s degree, summa cum laude, in Business Administration from Iona College and a Master’s degree, with honors, in Business Administration from the Stern School of Business at New York University. Mr. D’Ambrosio is also a Certified Public Accountant.

Name	Age	Principal Occupation and Other Information

James W. Dunn	65	Senior Vice President and President of Sensors and Simulation Group. Mr. Dunn became a Senior Vice President in January 2004. He joined us in June 2000 as President of our Link Simulation and Training division. Prior to joining us, from April 1996, when Loral Corporation was acquired by Lockheed Martin, to May 2000, Mr. Dunn served as president of several Lockheed Martin business units, including the Tactical Defense Systems Group, the Defense Systems Group, Fairchild Systems and the NESS Eagan, Akron and Archibald divisions. Prior to that, Mr. Dunn was with the Loral Corporation, which he joined in 1978, and held a series of management positions there during his 18-year tenure, including President of Loral Fairchild Systems, Senior Vice President of Engineering and Senior Vice President of Program Management. Mr. Dunn has Bachelor’s and Master’s degrees in Electrical Engineering and a Master’s degree in Business Administration.

Steven Kantor	64	Senior Vice President and President of Marine and Power Systems Group. Mr. Kantor became Senior Vice President and President of L-3 Marine & Power Systems in March 2008. Prior to that he was Vice President of our Power and Controls Group since January 2003. Mr. Kantor has over 35 years of experience in the defense electronics industry, serving the U.S. Department of Defense, prime contractors and OEMs and foreign allies. Previously, Mr. Kantor served as president of BAE Systems’ Reconnaissance and Surveillance Systems, a position he held since 1998. Prior to that, Mr. Kantor held various executive positions at Lockheed Martin, Loral and United Technologies. Mr. Kantor holds a Bachelor of Science degree in electrical engineering from the New York Institute of Technology.

John McNellis	56	Senior Vice President and President of Integrated Systems Group. Mr. McNellis became Senior Vice President and President of L-3 Integrated Systems Group in November 2008. Prior to that he was President of our Link Simulation and Training Division since September 2003. He possesses over 30 years of executive and project management experience in a broad spectrum of domestic and international defense programs. Prior to L-3, he served as President of Lockheed Martin’s Tactical Systems unit and held executive positions at Loral and IBM. Mr. McNellis has an extensive background in aircraft special mission systems, modification and maintenance; C3ISR; training systems; and satellite command and control. Mr. McNellis holds a Master of Science degree in physics from the University of California, Los Angeles as well as a Master of Business Administration degree from the University of Santa Clara.

Charles J. Schafer	61	Senior Vice President and President of Products Group. Mr. Schafer became a Senior Vice President in April 2002. Mr. Schafer was appointed President of the Products Group in September 1999. He joined us in August 1998 as Vice President — Business Operations. Prior to August 1998, he was President of Lockheed Martin’s Tactical Defense Systems Division, a position he also held at Loral since September 1994. Prior to the April 1996 acquisition of Loral, Mr. Schafer held various executive positions with Loral, which he joined in 1984.

Name	Age	Principal Occupation and Other Information

Carl E. Vuono	74	Senior Vice President and President of Services Group. General Vuono (U.S. Army-Ret.) became a Senior Vice President in August 2006. He joined L-3 when we acquired MPRI in June of 2000. General Vuono came to MPRI and L-3 after a distinguished military career during which he served at all levels of command. His service to the nation culminated in his appointment as the 31st Chief of Staff of the U.S. Army.

Dan Azmon	45	Controller and Principal Accounting Officer. Mr. Azmon became Principal Accounting Officer in April 2008. He has been our Controller since January 2005. Mr. Azmon joined L-3 in October 2000 and was our Assistant Controller until December 2004. Prior to joining L-3, Mr. Azmon held a number of financial management and financial reporting positions at ASARCO Incorporated and Salomon Brothers, Inc., and was a manager in the audit practice at Coopers and Lybrand, LLP. He holds a Master of Business Administration degree from St. John’s University in accounting and a Bachelor of Business Administration degree in finance from Hofstra University. Mr. Azmon is also a certified public accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

We know of no person who beneficially owned more than five percent of the Common Stock, except as set forth below.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class

ClearBridge Advisors, LLC 620 8th Avenue New York, New York 10018(1)	9,305,075	(1)	7.79	%(1)

(1)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on February 13, 2009, in which ClearBridge Advisors, LLC reported that it had sole dispositive power over 9,305,075 shares of Common Stock and shared voting power over 7,603,604 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

As of March 2, 2009, the Record Date, there were 117,838,104 shares of our Common Stock outstanding. The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by our named executive officers, our directors, and by all of our current executive officers and directors as a group.

Except as otherwise indicated, all information listed below is as of March 2, 2009.

	Common
	Stock	Common	Total
	Beneficially	Stock	Common	Percentage of
	Owned	Acquirable	Stock	Shares of
	Directly or	Within	Beneficially	Common Stock
Name of Beneficial Owner	Indirectly(1)	60 Days(2)	Owned	Outstanding(3)

Directors and Named Executive Officers
Michael T. Strianese	1,870	329,839	331,709	*
Ralph G. D’Ambrosio	2,890	24,437	27,327	*
Curtis Brunson	24,316	74,716	99,032	*
James W. Dunn	598	49,853	50,451	*
Carl E. Vuono	1,302	85,242	86,544	*
Claude R. Canizares	1,228	10,582	11,810	*
Peter A. Cohen(4)	32,474	5,582	38,056	*
Thomas A. Corcoran	1,558	26,082	27,640	*
Robert B. Millard(5)	178,411	23,082	201,493	*
John M. Shalikashvili	839	12,082	12,921	*
Arthur L. Simon	6,161	22,082	28,243	*
Alan H. Washkowitz(6)	166,312	23,082	189,394	*
John P. White	1,356	8,082	9,438	*
Directors and Executive Officers as a Group (21 persons)	436,632	839,389	1,276,021	1.1%

(1)	The number of shares shown includes shares that are individually or jointly owned and over which the individual has either sole or shared investment or voting authority. The shares of our Common Stock directly owned include the number of shares allocated to the accounts of executive officers under our savings plan as follows: Mr. Strianese, 1,870 shares; Mr. D’Ambrosio, 1,461 shares; Mr. Brunson, 2,504 shares; Mr. Dunn, 361 shares; Mr. Vuono, 902 shares; and 16,753 shares held by the executive officers as a group.

(2)	Shares that are deemed to be beneficially owned by the individual by virtue of the individual’s right to acquire the shares upon the exercise of outstanding stock options within 60 days from March 2, 2009.

(3)	In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at March 2, 2009.

(4)	Includes 20,000 shares held by Ramius Securities, LLC and 12,129 shares held in a margin account at March 2, 2009. Mr. Cohen is a managing member of C4S & Co., LLC, which is the managing member of Ramius Capital Group, LLC, the parent company of Ramius Securities, LLC. Mr. Cohen disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)	Includes 96,770 shares owned by a charitable foundation of which Mr. Millard and his wife are the sole trustees, and as to which Mr. Millard disclaims beneficial ownership.

(6)	Includes 88,824 shares in trust, for the benefit of Mr. Washkowitz’s children, for which Mr. Washkowitz and his wife are co-trustees and as to which Mr. Washkowitz disclaims beneficial ownership.

*	Share ownership does not exceed one percent, including stock options exercisable within 60 days of March 2, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This discussion addresses compensation with respect to fiscal year 2008 primarily as it relates to our named executive officers, who are:

•	Michael T. Strianese, Chairman, President and Chief Executive Officer

•	Ralph G. D’Ambrosio, Vice President and Chief Financial Officer

•	Curtis Brunson, Executive Vice President — Corporate Strategy and Development

•	James W. Dunn, Senior Vice President and President of Sensors and Simulation Group

•	Carl E. Vuono, Senior Vice President and President of Services Group

Oversight of L-3’s Executive Compensation Practices

L-3’s executive compensation program is administered by the Compensation Committee of the Board of Directors, referred to in this section as the “Committee.” The Committee is responsible for, among other functions, reviewing and approving compensation for the named executive officers. See pages 16-17 for further details regarding the duties and responsibilities of the Committee.

Pursuant to its charter, the Committee has the sole authority to select and/or retain outside counsel, compensation and benefits consultants, or any other advisors to provide it with advice and assistance in connection with fulfilling its responsibilities. As described more fully below, in determining executive compensation, the Committee reviews all components of the named executive officers’ compensation and takes into account a number of variables, including the extensive compensation and other data distributed to the Committee and the advice of Mercer (US) Inc. (“Mercer”), an outside consulting firm that was retained by, and reports directly to, the Committee. Mercer assists the Committee in connection with the Committee’s evaluation of L-3’s executive compensation program. Mercer also currently advises the Committee on a variety of issues, including compensation strategy, market benchmarking, executive pay trends and developments and the review of L-3’s incentive compensation plans and potential design modifications.

Objectives of Executive Compensation Program

L-3 is one of the largest aerospace and defense contractors in the United States. Our executive compensation program is designed to drive L-3’s mission to maximize stockholder value. The specific objectives of our executive compensation program include the following:

•	Alignment — to align the interests of executives and stockholders through equity-based compensation awards;

•	Retention — to attract, retain and motivate highly qualified, high performing executives to lead our continued growth and success. Many of our executives are often presented with other professional opportunities, and we offer a variety of compensation components to retain our executives’ services. L-3 provides fair and competitive pay relative to comparably-sized organizations in its industry; and

•	Performance — to provide rewards commensurate with performance by emphasizing variable compensation that is dependent upon the executive’s achievements and L-3’s performance.

To achieve these specific objectives, the executive compensation program is guided by the following core principles:

•	rewards under annual and long-term incentive plans are based upon L-3’s short-term, intermediate-term and long-term financial results and increasing stockholder value through stock price appreciation and the payment of dividends;

•	named executive officer pay is set at competitive levels to attract, retain and motivate highly talented individuals who are necessary for L-3 to achieve its goals, objectives and overall financial success;

•	compensation of each executive is based on such individual’s role, responsibilities, performance and experience; and

•	our executive compensation program places a strong emphasis on performance-based variable pay to ensure a high pay-for-performance culture, without encouraging undue risk-taking by balancing compensation elements that focus on short-term, intermediate-term and long-term performance.

Program Overview

We use a variety of components in our executive pay program. The following chart provides an overview of our compensation and benefits programs and why each of these particular elements is included.

Element	Purpose	Characteristics
Base Salaries	Compensate executives for their level of responsibility and sustained individual performance. Also helps attract and retain strong talent.	Fixed component; eligibility for annual merit increases based on sustained individual performance.

Annual Incentives	Promote the achievement of L-3’s annual corporate and business unit financial goals, as well as individual goals.	Performance-based cash opportunity; amount earned will vary based on L-3, business unit and individual results.

Long-Term Incentives	Promote the achievement of (1) stock price appreciation, (2) intermediate-term results and (3) retention of key executives.	Equity and cash awards, including performance-based awards; amounts earned/realized will vary from the targeted grant-date fair value based on actual financial and/or stock price performance.

Retirement Plans	Provide an appropriate level of replacement income upon retirement. Also provide an incentive for a long-term career with L-3, which is a key objective.	Fixed component; however, retirement benefit accruals tied to pay will vary based on performance.

Factors Considered When Setting Executive Compensation

When making pay determinations for the named executive officers, the Committee considers a variety of factors including, among others:

•	L-3’s actual performance as compared to its business plan and as compared to its prior year performance;

•	L-3’s performance as compared to its industry peers;

•	Individual performance and expected contribution to L-3’s future success, taking into account, among other matters, relative levels of responsibility within the executive team;

•	Changes in economic conditions and the external marketplace; and

•	In the case of the named executive officers other than the Chairman, President and Chief Executive Officer, the recommendations of Mr. Strianese, L-3’s Chairman, President and Chief Executive Officer.

Ultimately, the Committee uses its discretion and business judgment when determining precisely how much to pay our named executive officers, taking into account the extensive information it has been provided with and the advice of Mercer. The Committee evaluates each named executive officer’s performance during the year based on L-3’s performance, leadership qualities, business responsibilities and long-term potential to enhance stockholder value. The Committee reviews each component of each named executive officer’s compensation and takes into account the views of the Chairman, President and Chief Executive Officer and Mercer when determining what salary, bonus, long-term incentives and other benefits to give each executive to meet L-3’s objectives.

In developing the pay recommendations and resulting levels of compensation for each named executive officer, Mercer presents peer group pay practices, compensation survey data and general industry pay practices to the Committee and the Chairman, President and Chief Executive Officer. The Chairman, President and Chief Executive Officer develops pay recommendations for the other named executive officers, which are discussed and, as appropriate, approved by the Committee. The Chairman, President and Chief Executive Officer also provides the Committee with a written self-assessment, but does not participate in the setting of his own compensation. The named executive officers other than the Chairman, President and Chief Executive Officer do not participate in the setting of compensation for themselves or for any other named executive officer.

In setting total compensation, the Committee generally applies a consistent approach for all of L-3’s named executive officers.  Exceptions to our policies are made, as appropriate, to address critical business and personal needs.

Factors Considered

In setting compensation for the named executive officers, the Committee considers the following:

•	Cash versus non-cash compensation. The Committee considers an appropriate balance between cash and non-cash compensation, considering general industry pay practices and pay practices among L-3’s peer companies. Base salary, annual incentives and a portion of the performance units are cash-based. Stock options, restricted stock units and a portion of the performance units are equity-based.

•	Prior year’s compensation. The Committee considers the prior year’s bonuses and long-term incentive awards when approving bonus payouts or equity grants.

•	Performance and competitive practices. On an annual basis, and in connection with setting executive compensation packages for the named executive officers, the Committee reviews L-3’s performance relative to a number of financial metrics, including: earnings per share growth; free cash flow growth; net income to free cash flow conversion; and total stockholder return. In addition, the Committee considers peer group pay practices and current market trends. No specific weighting is assigned to any particular factor when setting compensation levels, nor are particular targets set for any particular factor. Total compensation from year to year can vary significantly based on L-3’s performance, the business unit’s performance (as applicable) and the individual executive’s performance.

•	Application of discretion. The Committee evaluates numerous factors, including executive and L-3 performance, and uses its discretion and informed judgment when determining appropriate compensation levels.

When considering L-3’s compensation practices and levels, the Committee reviews the compensation practices and levels of a group of leading aerospace and defense companies (“peer group”) that meet one or more of the following criteria:

•	Global operations;

•	Diversified business; and/or

•	Similar in revenue, business mix and major customers to L-3.

Mercer develops the peer group information for the Committee. In 2008, the Committee refined the composition of the peer group from the one used in 2007 to include more companies similar in revenue, business mix and major customers to L-3. As a result, the peer group consists of the following fourteen companies, including five companies that were added to the peer group for 2008:

Company	Reason for Inclusion (if Added to Peer Group for 2008)
General Dynamics Corporation

Goodrich Corporation

Honeywell International, Inc.

ITT Corporation

Lockheed Martin Corporation

Northrop Grumman Corporation

Raytheon Company

Rockwell Collins, Inc.

United Technologies Corporation

Danaher Corporation	Comparable revenue to L-3; sizable sales in aerospace/defense and related industries

Eaton Corporation	Comparable revenue to L-3; sizable sales in aerospace/defense and related industries

Parker Hannifin Corporation	Comparable revenue to L-3; sizable sales in aerospace/defense and related industries

SAIC, Inc.	Majority of revenue from U.S. government, including Department of Defense

Textron Inc.	Comparable revenue to L-3; major segments include Bell (Helicopter) and Cessna

The following five companies were removed from the peer group used in 2007:

Company	Reason for Exclusion
Alliant Techsystems, Inc.	Significantly lower revenue as compared to L-3

Boeing Company	Focus on commercial sales; significantly higher revenue as compared to L-3

Harris Corporation	Significantly lower revenue as compared to L-3

Precision Castparts Corporation	Focus on sales to aerospace original equipment manufacturers

Sequa Corporation	Taken private in December 2007

The Committee believes that its peer group, taken as a whole, is appropriate for purposes of benchmarking L-3’s executive compensation practices and levels.

The Committee also reviews competitive compensation levels prepared by Mercer using the most appropriate compensation surveys available, including surveys from Mercer, Hewitt Associates, Inc., Towers Perrin and Watson Wyatt Worldwide, Inc. Compensation survey data provides information on pay levels for a broader group of companies than the peer group, across many industries. Companies included in the review of competitive compensation levels are selected based on revenue, as executive compensation levels typically are positively correlated with company size.

Mercer provides the Committee with summary percentile statistics (i.e., 25th, 50th and 75th percentiles) for the following components of compensation: base salary; annual incentive as a percentage of salary; total cash compensation (base salary plus annual incentives); long-term incentive awards expressed as a dollar value and as a percentage of salary; and total direct compensation (total cash compensation plus long-term incentive awards). The Committee focuses on both peer group and compensation survey data for the named executive officers other than the Chairman, President and Chief Executive Officer. Regarding competitive compensation levels for the Chairman, President and Chief Executive Officer, the Committee has determined that focusing solely on the compensation of the Chief Executive Officers for the 14 companies in the peer group more closely represents the labor market for this position than a blend that includes compensation survey data.

Total Direct Compensation

As discussed above, L-3’s executive compensation package emphasizes a performance-based annual bonus and long-term incentive awards. As a result, a significant majority of the named executive officers’ compensation is dependent upon the performance of L-3, the named executive officer, and his business group, as applicable. The following table sets forth the actual allocation for 2008 among base salary, annual bonus and long-term incentive awards for L-3’s named executive officers:

	Chairman, President
	and Chief Executive	Average of 4 other named
Element	Officer	executive officers

Base salary(1)	10%	21%
Performance-based compensation:
– Annual bonus	22%	32%
– Long-term incentives(2)	68%	47%

(1)	Base salary reflects annualized rate as of April 1, 2008, when all the named executive officers received a base salary increase.

(2)	Long-term incentives reflect the specific dollar values approved by the Committee for long-term incentive awards. For a further discussion, see Long-Term Incentives beginning on page 32.

The Committee feels that the allocation of pay elements shown above achieves an appropriate balance among short-term, intermediate-term and long-term compensation, as well as between fixed and variable compensation. The Committee believes that the greater weighting placed on performance-based compensation, especially long-term incentives, encourages an appropriate degree of risk-taking and aligns the named executive officers’ financial interests with those of our stockholders.

In 2008, total direct compensation (salary, bonus and long-term incentives) for the Chairman, President and Chief Executive Officer was approximately at the 50th percentile for his position relative to competitive market data, while total direct compensation for the other named executive officers, on average, was approximately at the 50th percentile for their positions relative to competitive market data. The Committee believes that these positionings are appropriate based on its assessment of corporate, group (as applicable) and individual performance for the named executive officers in 2008.

Base Salary

Base salary provides an executive with a steady income stream and is based upon his or her level of responsibility, experience, individual performance and contribution to our overall success. Competitive base salaries, in conjunction with other pay components, enable L-3 to attract and retain highly talented executives. The Committee typically sets base salaries for the named executive officers at approximately the 50th percentile of base salary levels. However, base salaries will vary in practice based upon an individual’s level of responsibility, prior experience and performance over time.

The Committee reviews salaries annually and, when appropriate, makes adjustments after considering peer group practices for similar positions and individual factors, such as competencies, skills, experience and performance. The Committee generally approves salary increases for senior executives during the first quarter of each year. These salary increases generally become effective in April of each year. We also give senior executives salary increases when new executive roles are assumed.

The Committee approved the following base salary adjustments for the named executive officers, based on a number of factors, including the recommendation of the Chairman, President and Chief Executive Officer with respect to the compensation of the other named executive officers and relevant market data.

	Salary on
Named Executive Officer	December 31, 2007	New Salary for 2008(1)	% Increase	Reason for Increase

Michael T. Strianese	$1,000,000	$1,200,000	20%	Market Adjustment(2)
Ralph G. D’Ambrosio	$475,000	$525,000	11%	Market Adjustment(3)
Curtis Brunson	$500,000	$520,000	4%	Merit(4)
James W. Dunn	$475,000	$500,000	5%	Merit(4)
Carl E. Vuono	$500,000	$525,000	5%	Merit(4)

(1)	All base salary increases were effective April 1, 2008.

(2)	For Mr. Strianese, whose most recent salary increase was in 2006, the Committee raised his salary to approximately the 50th percentile of base salary levels, based on a review of peer group data.

(3)	For Mr. D’Ambrosio, the Committee raised his salary to approximately the 50th percentile of base salary levels, based on a review of peer group and compensation survey data.

(4)	Merit salary increases represent increases that are in the ordinary course, i.e., are designed to generally maintain competitive positioning as compared to market levels.

Annual Incentive Plan

The Annual Incentive Plan provides all senior executives, including the named executive officers, with the opportunity to earn annual cash bonuses based on the performance of L-3, their business unit (as applicable) and the executive. Bonuses are paid in the year following the year of performance. Bonuses earned for 2008 were paid in February 2009.

The Committee evaluated L-3’s financial performance within the context of peer group performance, as compared to actual prior year results and as compared to its business plan. The Committee does not set specific targets for any of the performance measures that it reviews annually. Bonuses paid to the named executive officers are fully discretionary.

In connection with determining the amounts for 2008 bonuses for each named executive officer, the Committee considered:

1.	L-3’s actual 2008 financial performance as compared to the peer group, its business plan and its prior year performance;

2.	for the named executive officers other than the Chairman, President and Chief Executive Officer, the significant accomplishments and overall leadership of the executive, as assessed by the Chairman, President and Chief Executive Officer to the Committee;

3.	for the Chairman, President and Chief Executive Officer, his significant accomplishments and overall leadership, as determined by the Committee, based, in part, on his written self-assessment;

4.	the prior year’s compensation for the executive;

5.	in the case of the named executive officers other than the Chairman, President and Chief Executive Officer, the bonus recommendations of the Chairman, President and Chief Executive Officer;

6.	competitive market pay levels for the executive’s position; and

7.	resultant total cash compensation (base salary plus annual bonus) and total direct compensation (total cash compensation plus long-term incentive award) levels.

For the assessment described in item (2.) above, the Chairman, President and Chief Executive Officer provided the Committee with a summary of accomplishments for each of the other named executive officers that addressed the executive’s achievements with respect to categories of performance related to the executive’s duties and responsibilities, including the following:

Ralph G. D’Ambrosio, Vice	Curtis Brunson, Executive Vice	James W. Dunn, Senior Vice	Carl E. Vuono, Senior Vice
President and Chief Financial	President — Corporate	President and President of	President and President of
Officer	Strategy and Development	Sensors and Simulation Group	Services Group

• Financial forecasts and estimates • Cost improvement initiatives • Sarbanes-Oxley compliance • Periodic reporting • Enterprise Risk Management initiatives • Management of L-3’s capital structure	• Coordination of company-wide business development efforts

•     Alignment of research and development efforts with corporate strategy

•     Resolution of customer concerns on important programs

•     Leadership in engineering and technology initiatives

• Performance as Interim President of Integrated Systems Group	• Group sales growth

•     Group operating income growth

•     Group free cash flow growth

•     Group operating margin

•     Integration of acquisitions

•     Wins on important programs

•     Maintaining important customers

• Consolidation of divisions	• Group sales growth

•     Group operating income growth

•     Group free cash flow growth

•     Group operating margin

•     Integration of acquisitions

•     Wins on important programs

•     Maintaining important customers

• Consolidation of divisions

Following the close of the 2008 fiscal year, the Board evaluated the performance of the Chairman, President and Chief Executive Officer, taking into account, among other considerations, a self-assessment of his accomplishments in 2008, including with respect to financial and operational performance, acquisition and divestiture activities and significant customer achievements for which he was responsible.

Based on these factors, the Committee approved the following 2008 cash bonuses for the named executive officers:

2008 Bonus
Named Executive Officer	Amount

Michael T. Strianese	$2,750,000
Ralph G. D’Ambrosio	$650,000
Curtis Brunson	$650,000
James W. Dunn	$800,000
Carl E. Vuono	$1,000,000

Long-Term Incentives

Long-term incentives are intended to align the interests of the named executive officers and stockholders by linking a meaningful portion of executive pay to long-term stockholder value creation and financial success over a multi-year period. Long-term incentives are also provided to facilitate L-3 stock ownership by the named executive officers and other senior executives. The Committee considers individual and L-3 performance when determining long-term incentive awards.

In 2008, the Committee awarded long-term incentives to the named executive officers in the form of stock options, performance units and restricted stock units. Stock options are granted to reward executives for long-term stock price appreciation, performance units are granted to reward employees for intermediate-term results, and restricted stock units are granted to enhance retention.

When granting long-term incentive awards, the Committee approves the total dollar value for all award types, which is then allocated among stock options, performance units and restricted stock units based on a target mix described below. For purposes of converting dollar values to specific numbers of stock option, performance unit and restricted stock unit awards, stock options are valued based on the Black-Scholes valuation model used by L-3 to calculate the grant date fair value of stock option awards for financial reporting purposes, and performance units and restricted stock units are valued at the closing price of our Common Stock on the grant date.

In connection with determining the 2008 long-term incentive awards for each named executive officer, the Committee considered:

•	Long-term incentive award levels suggested by Mercer as appropriate to align the executive’s compensation with L-3’s objectives for its senior executive compensation program. Mercer’s suggestions were discussed with the Chairman, President and Chief Executive Officer (for the named executive officers other than himself) and the Committee;

•	In the case of the named executive officers other than the Chairman, President and Chief Executive Officer, the long-term incentive award recommendations of the Chairman, President and Chief Executive Officer;

•	The scope of responsibility of the executive relative to other participants in the long-term incentive program;

•	The prior year’s long-term incentive award and total direct compensation for the executive;

•	The long-term incentive award expressed as a percentage of the executive’s base salary; and

•	Competitive market pay levels for the executive’s position.

Based on these factors, the Committee approved the following 2008 long-term incentive awards for the named executive officers:

Award Date Value of
Long-Term Incentive
Named Executive Officer	Awards(1)

Michael T. Strianese	$8,250,000
Ralph G. D’Ambrosio	$1,200,000
Curtis Brunson	$1,200,000
James W. Dunn	$1,100,000
Carl E. Vuono	$1,100,000

(1)	As described below, these awards contain vesting terms based on the passage of time, and in the case of performance units, are also contingent upon the achievement of pre-determined performance targets. As such, these awards are earned over future periods. The award date values set forth in this table may differ materially from the actual values ultimately received by the named executive officers in respect of these awards.

The Committee, based, in part, upon a market assessment conducted by Mercer, established the following target mix, to balance, in its judgment, the goals of stock price appreciation, intermediate-term results and executive retention:

The 2008 target mix did not change from 2007, as we believe it remains effective to achieve our goals and is consistent with market practice.

For additional information concerning the specific numbers of stock options, performance units and restricted stock units awarded to the named executive officers as a result of the valuation methodologies and target mix described above, see the 2008 Grants of Plan-Based Awards Table on page 43.

Stock Options.  Stock options are a regular component of our long-term incentive program. The Committee believes that stock options align the long-term interests of L-3’s executives with those of L-3’s stockholders because stock options provide value to executives only if the price of our Common Stock increases after the stock options are granted. Stock option grants generally have the following characteristics:

•	nonqualified stock options that have an exercise price equal to the closing price of L-3 stock on the grant date;

•	vest in equal annual increments over a three-year period; and

•	expire ten years after the grant date.

Performance Units.  Performance units are a regular component of our long-term incentive program. The Committee believes that performance units promote the achievement of strong intermediate-term results. Each performance unit has a target value on the grant date equal to a share of our Common Stock. The final value of each unit will vary based upon (1) the level of performance achieved over the associated performance period in relation to a pre-determined performance goal established by the Committee and (2) the closing price of our Common Stock at the end of the performance period. Units issued under the program are payable in either cash or shares of our Common Stock as determined at the time of grant by the Committee. Performance measures used under this plan are intended to reinforce stockholder value creation. The measures the Committee selected for the 2008 performance units were relative Total Stockholder Return (“TSR”) and growth in diluted Earnings Per Share (“EPS”) during the 2.5-year period beginning June 28, 2008 (the first day of our fiscal third quarter in 2008) and ending December 31, 2010. The Committee chose these measures because they are aligned with stockholder value creation both directly (TSR) and indirectly (growth in diluted EPS). Associated weightings and goals are as follows:

•	Relative TSR — weighted 50%: This measure compares our percentile ranking in TSR to the TSR of each of the other companies in the S&P 1500 Aerospace & Defense Index (“A&D Index”), in accordance with the table below. The performance levels and associated unit multipliers have remained unchanged since the introduction of performance units as a regular component of the long-term incentive program in 2007. The Committee selected the A&D Index because it provides a larger group of companies than the peer group against which to compare L-3’s TSR performance. In addition, the TSR performance of the A&D Index is publicly disclosed and thus provides an objective method to allow for the relative comparison of L-3 performance. TSR is defined as price change in our Common Stock plus dividends, divided by our Common Stock price at the beginning of the performance period. Dividends are assumed to be reinvested.

Performance Levels	Relative TSR	Unit Multiplier

Maximum	> 74th percentile	200%
	63rd percentile	150%
Target	50th percentile	100%
Threshold	40th percentile	50%
Below Threshold	< 40th percentile	0%

•	Growth in Diluted EPS — weighted 50%: This measure compares our compounded annual growth rate in diluted EPS (adjusted to exclude certain categories of unusual or non-recurring items) to required performance objectives set forth in the table below. In establishing target performance levels, the Committee considers L-3’s business plan and information provided to stockholders and analysts. The diluted EPS growth rates (including the categories of adjustments for non-recurring items) and associated unit multipliers have remained unchanged since the introduction of performance units as a regular component of the long-term incentive program in 2007.

		Cumulative
	Diluted EPS	Diluted EPS
Performance Levels	Growth Rate	Required(1)	Unit Multiplier

Maximum	≥15%	≥$ 20.48	200%
	12%	$19.28	150%
Target	10%	$18.52	100%
	9%	$18.14	75%
Threshold	8%	$17.77	50%
Below Threshold	< 8%	<$ 17.77	0%

(1)	Amounts reflected in this column reflect 2007 adjusted diluted EPS of $5.99, which is actual 2007 diluted EPS of $5.98, adjusted to exclude impairment losses incurred on equity investments, and gains and losses in connection with asset dispositions.

For the 2008 award, the Committee established a performance period of 2.5 years. The amount earned at the end of the 2.5-year performance period may be more or less than the target based upon our actual performance over the period.

Performance units earned based on TSR results are payable in cash, and performance units earned based on EPS results are payable in our Common Stock. The Committee believes that providing a meaningful portion of the incentives payable in our Common Stock encourages meaningful share ownership among our executives.

Performance falling between any of the identified performance levels for TSR or growth in diluted EPS in the charts above will result in an interpolated vesting (e.g., an 11% EPS Growth Rate will yield a unit multiplier of 125%).

Restricted Stock Units.  Restricted stock units are a regular component of our long-term incentive program. The Committee believes that restricted stock units enhance retention of L-3’s senior executives. The Committee may also make these awards to recognize increased responsibilities or special contributions, to attract new executives, to retain executives or to recognize certain other special circumstances. There were no special awards of restricted stock units in 2008 to the named executive officers. Restricted stock unit grants generally have the following characteristics:

•	restricted stock units that automatically convert into shares of our Common Stock on the vesting date;

•	vest three years from the grant date; and

•	receive cash dividend equivalents during the vesting period.

Long-Term Incentive Grant Practices.  The Committee approves all long-term incentive awards to the named executive officers at in-person or telephonic meetings. Long-term incentive awards are generally granted to the named executive officers on an annual basis at the first Committee meeting held following the release of our second quarter earnings results. It is the Committee’s general policy to grant long-term incentive awards to the named executive officers either (1) during window periods we establish following quarterly announcements of historical earnings results or (2) at Committee meetings held in connection with or following new hires or promotions. The exercise price of any option granted by the Committee is the NYSE closing price for our Common Stock on the date on which the Committee approves the awards. We do not have a program, plan or practice to grant equity-based awards to any employees in coordination with the release of material nonpublic information.

Other Pay Elements

The named executive officers are eligible to participate in the same benefits and severance that we offer to our other senior executives. These include:

•	retirement benefits;

•	deferred compensation;

•	change in control arrangements; and

•	perquisites.

Retirement Benefits

L-3 provides retirement benefits as part of a competitive pay package to attract and retain its employees. All of L-3’s named executive officers other than Mr. Vuono participate in the L-3 Communications Corporation Pension Plan (“Corporate Pension Plan”), a tax-qualified defined benefit plan, and a nonqualified Supplemental Executive Retirement Plan (“SERP”). The SERP provides benefits that make up for benefits that are not accrued under L-3’s tax-qualified defined benefit plans due to certain limits imposed by the Internal Revenue Code. The Corporate Pension Plan and SERP are designed such that the combined annual amount a named executive officer would receive with 30 years of employment by L-3 equals approximately 45% to 55% of his or her final average pay (base salary and bonus).

Messrs. Brunson and Dunn participate in the Corporate Pension Plan and SERP, and prior to being transferred to L-3’s corporate payroll on February 26, 2007 and December 27, 2003, respectively, accrued benefits under the L-3 Communication Systems — West Retirement Plan and the L-3 Link Simulation and Training Retirement Plan, respectively. Both of these plans are tax-qualified defined benefit plans. Mr. Vuono does not participate in any tax-qualified or supplemental pension plan.

No employee contributions are required to participate in any of the tax-qualified plans described above or the SERP. For a more detailed discussion of these plans, see the 2008 Pension Benefits Table and the discussion that follows the table beginning on page 47 of this proxy statement.

All of L-3’s named executive officers other than Mr. Vuono also participate in a component of our 401(k) plan under which L-3 matches 80% of an employee’s contributions up to 5% of his or her base salary, subject to any limitations imposed by the Internal Revenue Code. Mr. Vuono participates in a component of our 401(k) plan under which his business group makes a discretionary match and a discretionary annual contribution that can vary from year to year. For 2008, the discretionary match was 100% of Mr. Vuono’s contributions up to 3% of eligible compensation and the discretionary contribution will be approximately $1,100. Our 401(k) plan also allows for catch-up contributions by eligible participants beginning in the year they attain the age of 50, which are matched at the same percentage as other employee contributions.

Deferred Compensation

To provide employees with additional savings opportunities, which helps attract and retain employees, L-3 established the L-3 Communications Corporation Deferred Compensation Plan I and L-3 Communications Corporation Deferred Compensation Plan II (collectively, the “L-3 Deferred Compensation Plans”). These plans allow for voluntary deferrals by executives, including the named executive officers, of up to 50% of salary and 100% of annual cash incentive awards into an unfunded, nonqualified account. We do not make any contribution to any named executive officer’s account. Deferred amounts receive interest at the prime rate.

Employment and Severance Arrangements

L-3 currently does not have any employment agreements with its named executive officers. L-3 also does not have any formal arrangements that provide for severance to the named executive officers other than in connection with a change in control. For further discussion, see Change in Control Arrangements below and Potential Payments Upon Change in Control or Termination of Employment beginning on page 52.

Change in Control Arrangements

To preserve morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control, we provide a bridge to future employment in the event a named executive officer’s job is eliminated as a consequence of a change in control. L-3’s Change in Control Severance Plan is intended to align executive and stockholder interests by enabling each executive to consider corporate transactions that are in the best interests of the stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive’s own employment. The plan provides a lump sum payment and benefits continuation as a result of a termination of employment by L-3 without cause or by the employee for good reason during the two years following a change in control, plus protection for pre-change in control terminations that occur at the request of an acquirer or otherwise in anticipation of a change in control. The lump sum payment (severance amount) for each named executive officer is a multiple of base salary and average annual bonus for the three years prior to the year of termination, plus unpaid bonus for the current year earned through the termination date. The multiple for our Messrs. Strianese, D’Ambrosio and Brunson is 3.0, and the multiple for Messrs. Dunn and Vuono is 2.5. Upon a change in control, all unvested equity awards vest immediately (“single trigger” treatment of equity). Based, in part, upon a market assessment conducted by Mercer at the time the Change in Control Severance Plan was put in place in 2006, the Committee believed that the multiples for the named executive officers were appropriate, and that the “single trigger” treatment of equity was a common practice in the broad marketplace.

For all named executive officers, if the change in control severance payment, when aggregated with all other change in control payments, would subject the named executive officer to an excise tax under Section 280G of the Internal Revenue Code, then the severance payment will be reduced to the highest amount for which no excise tax would be due. This severance payment reduction will occur only if the reduced amount is greater than the unreduced amount net of the excise tax.

For a discussion of amounts that would be realized by L-3’s named executive officers upon a change in control, see Potential Payments Upon Change in Control or Termination of Employment beginning on page 52.

Perquisites

To facilitate the attraction and retention of highly qualified executives, we provide the named executive officers with certain other benefits that we believe are consistent with current market practices. In 2008, the named executive officers were eligible for an executive physical, supplemental life insurance and participation in an executive medical plan.

In addition, for security purposes, the Chairman, President and Chief Executive Officer is provided with a company car and security driver and has access to L-3’s fractionally-owned aircraft for occasional personal use. The incremental cost incurred by L-3 for the use of the company car and security driver by the Chairman, President and Chief Executive Officer is disclosed in the footnotes to the Summary Compensation Table on page 42. The Chairman, President and Chief Executive Officer reimbursed L-3 for the total incremental cost incurred by L-3 in connection with his personal use of the aircraft in 2008, as required by L-3’s policy.

Stock Ownership Guidelines

In 2007, the Committee approved stock ownership guidelines for its named executive officers and a number of other senior executives. The Committee believes that executives should accumulate a meaningful level of ownership in L-3 shares over time and that such ownership will further reinforce stockholder value creation. The current stock ownership guidelines for the named executive officers are as follows:

• Mr. Strianese:	5X base salary
• Messrs. D’Ambrosio, Brunson, Dunn and Vuono:	3X base salary

In addition to the guidelines above, all Group Presidents and the General Counsel are subject to the guideline of 3X base salary, and other participants have guidelines of between 1X and 2X base salary. The Committee will review progress towards guideline achievement annually. Those subject to ownership guidelines have five years from becoming subject to the guidelines to achieve the required ownership percentages. After the five-year acquisition period, if executives have not met the applicable guideline, annual cash bonuses will be paid 100% in L-3 shares that cannot be sold until the guideline is satisfied.

“Stock ownership” is defined to include 100% of shares of Common Stock held outright, shares and share equivalents held in benefit plans and unvested restricted stock units; and 50% of the value of vested, “in-the-money” stock options.

Other Factors Affecting Compensation

We make reasonable efforts to maximize the tax deductibility of compensation paid to the named executive officers and to achieve favorable accounting treatment, provided that it does not conflict with intended plan design or program objectives.

Limitations on Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers (“covered employees”) to $1 million in the year the compensation becomes taxable to the executive, subject to an exception for performance-based compensation that meets certain requirements. The Committee considers the impact of this rule when developing and implementing its executive compensation programs. The Committee believes, however, that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Based on the factors discussed under “Base Salary,” the Committee determined to pay Mr. Strianese a base salary in excess of $1 million in order to remain competitive. The Committee determined that the additional base salary is appropriate even though the excess over $1 million is not deductible. In addition, awards under the annual incentive plan do not qualify as deductible under Section 162(m). The Committee has structured the annual incentive plan to retain and motivate L-3’s executives and to encourage strong performance on an annual basis. The Committee has determined that maintaining flexibility with respect to its short-term compensation program outweighs the ability to achieve maximum tax efficiency.

With respect to long-term incentives, the Committee has structured L-3’s stock option and performance unit awards to qualify as deductible under Section 162(m). Restricted stock unit awards do not qualify as deductible. Nevertheless, the Committee has determined to include restricted stock unit awards as part of our long-term incentive program in order to enhance retention of L-3’s senior executives.

Accounting and Tax Considerations.  L-3 considers the accounting implications of all aspects of its senior executive compensation program. For example, awards to the named executive officers of stock options, restricted stock units and performance units payable in shares of our Common Stock qualify for favorable (i.e., fixed as opposed to variable) accounting treatment under Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment (“SFAS 123R”). However, accounting treatment is just one of many factors considered by the Committee when designing compensation plans and making pay determinations.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to L-3’s Board of Directors that the Compensation Discussion and Analysis be included in L-3’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

During 2008, Peter A. Cohen (Chairman), Robert B. Millard, John M. Shalikashvili and Alan H. Washkowitz served as members of the Compensation Committee.

Peter A. Cohen (Chairman)
Robert B. Millard
John M. Shalikashvili
Alan H. Washkowitz

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chairman, President and Chief Executive Officer, our Vice President and Chief Financial Officer and each of our three other most highly compensated executive officers, collectively referred to herein as the named executive officers.

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings(3)	Compensation(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Michael T. Strianese	2008	1,145,385	2,750,000	2,380,745	2,557,878	—	1,120,799	96,021	10,050,828
(Chairman, President and	2007	1,000,000	2,500,000	549,887	1,864,385	—	499,782	97,579	6,511,633
Chief Executive Officer and Director)(5)	2006	775,192	1,650,000	—	829,728	—	355,963	83,067	3,693,950
Ralph G. D’Ambrosio	2008	511,346	650,000	423,864	252,379	—	108,000	36,304	1,981,893
(Vice President and Chief	2007	463,923	600,000	168,477	180,396	—	28,544	32,457	1,473,797
Financial Officer)(6)	2006	—	—	—	—	—	—	—	—
Curtis Brunson	2008	514,538	650,000	316,845	292,037	—	243,439	77,599	2,094,458
(Executive Vice President —	2007	—	—	—	—	—	—	—	—
Corporate Strategy and Development)(7)	2006	—	—	—	—	—	—	—	—
James W. Dunn	2008	493,173	800,000	468,721	340,034	—	263,691	122,202	2,487,821
(Senior Vice President and	2007	—	—	—	—	—	—	—	—
President of Sensors and Simulation Group)(8)	2006	429,000	575,000	—	421,599	—	178,925	89,805	1,694,329
Carl E. Vuono	2008	518,269	1,000,000	525,706	307,984	—	85,616	44,889	2,482,464
(Senior Vice President and	2007	494,271	925,000	164,953	256,727	—	338,458	42,354	2,221,763
President of Services Group)	2006	351,052	600,000	—	275,828	3,953,002 (9)	225,391	72,948	5,478,221

(1)	Represents the equity compensation expense calculated in accordance with SFAS 123R and recognized in the Company’s financial statements for 2008, 2007 and 2006 with respect to equity awards for restricted stock and restricted stock units granted in 2008, 2007 and 2006 and prior years, which are amortized over a three-year period, and performance units granted in 2008 and 2007 (whether payable in shares or cash), which are amortized over a 2.5-year period. The assumptions used in the valuation model for the performance units with performance targets based on Total Stockholder Return are substantially similar to the assumptions used in the stock option valuation model, other than with respect to the risk-free interest rate, which is based on U.S. Treasuries with a maturity matching the remaining measurement period, and no holding period. See Note 17 to the audited consolidated financial statements included in L-3’s 2008 Annual Report on Form 10-K for a discussion of the assumptions used in calculating equity compensation expense in connection with these stock awards. For a discussion of the general terms of restricted stock units and performance units, see Compensation Discussion and Analysis on pages 34-36 and Potential Payments Upon Change in Control or Termination of Employment — Effect of Change in Control or Termination of Employment Upon Equity Awards on page 53.

(2)	Represents the equity compensation expense calculated in accordance with SFAS 123R and recognized in the Company’s financial statements for 2008, 2007 and 2006 for stock option awards granted in 2008, 2007 and 2006 and prior years. See Note 17 to the audited consolidated financial statements included in L-3’s 2008 Annual Report on Form 10-K for a discussion of the assumptions used in calculating equity compensation expense in connection with these stock option awards. Equity compensation expense excludes the charge we recorded in the 2006 second quarter in connection with our voluntary review of our historical stock-based compensation award practices. See Note 3 to the audited consolidated financial statements included in L-3’s 2008 Annual Report on Form 10-K for a discussion of this charge. For a discussion of the general terms of our stock options, see Compensation Discussion and Analysis on page 34 and Potential Payments Upon Change in Control or Termination of Employment — Effect of Change in Control or Termination of Employment Upon Equity Awards on page 53.

(3)	Amounts in this column reflect the increase in the actuarial value of defined benefit plans during 2008, 2007 and 2006, as applicable. For Mr. Vuono, amounts represent above-market earnings on nonqualified deferred compensation as discussed in footnote 9 below. Mr. Vuono does not participate in any company defined benefit plan. Actuarial value computations are based on SFAS No. 87, Employers’ Accounting for Pensions assumptions, which are discussed in Note 19 to the audited consolidated financial statements included in L-3’s 2008 Annual Report filed on Form 10-K.

(4)	The following table describes each component of the All Other Compensation column in the Summary Compensation Table above for 2008.

	Employer			Restricted
	Contributions		Medical	Stock
	to Employee	Life	Insurance	Dividend
	Savings Plan	Insurance(a)	Benefits(b)	Payment	Other		Total
Name	($)	($)	($)	($)	($)		($)

Michael T. Strianese(c)	13,200	4,656	3,872	35,298	38,995	(d)	96,021
Ralph G. D’Ambrosio	9,200	10,664	7,706	8,734	—		36,304
Curtis Brunson	13,200	27,054	5,649	4,773	26,923	(e)	77,599
James W. Dunn	13,200	27,156	5,649	4,947	71,250	(e)	122,202
Carl E. Vuono	11,000	21,812	6,769	5,308	—		44,889

(a)	Represents premium payments for executive life insurance and group term life insurance.

(b)	Represents payments of medical premiums for a company-provided executive medical reimbursement plan.

(c)	Mr. Strianese has access to L-3’s fractionally-owned aircraft for occasional personal use. Mr. Strianese is required to and has reimbursed L-3 for all incremental costs incurred by L-3 in connection with his personal use of the aircraft.

(d)	Represents the incremental cost associated with the use of a company car. These incremental costs include the monthly lease payments, maintenance, gas, tolls, parking and all other costs associated with the car.

(e)	Represents payment for accumulated vacation time.

(5)	Mr. Strianese was elected Interim Chief Executive Officer on June 9, 2006, and was subsequently elected President and Chief Executive Officer on October 23, 2006. He was elected Chairman on October 7, 2008.

(6)	Mr. D’Ambrosio was promoted to Chief Financial Officer in January 2007.

(7)	Mr. Brunson was not considered a named executive officer prior to the 2008 fiscal year.

(8)	Mr. Dunn was not considered a named executive officer for the 2007 fiscal year.

(9)	For 2006, Mr. Vuono received his final annual award credit of $3,953,002 provided for under the MPRI Long Term Deferred Incentive Plan as contemplated by his amended employment agreement (which expired on June 30, 2006). Mr. Vuono’s awards under this plan earned interest of $727,794 in 2008, $979,263 in 2007 and $732,343 in 2006, which includes above-market earnings of $85,616 in 2008, $338,458 in 2007 and $225,391 in 2006.

2008 GRANTS OF PLAN-BASED AWARDS

The following table provides information on stock options, restricted stock units and performance units granted in 2008 to each of our named executive officers under L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan. Plan-based awards are generally granted to the named executive officers on an annual basis at the first Compensation Committee meeting held following the release of L-3’s second quarter earnings results (July 29 in 2008).

							All Other
						All Other	Option		Grant Date
						Stock Awards:	Awards:	Exercise	Fair
						Number of	Number of	or Base	Value of
			Estimated Future Payouts			Shares	Securities	Price of	Stock and
			Under Equity Incentive Plan Awards(1)			of Stock	Underlying	Option	Option
	Grant		Threshold	Target	Maximum	or Units(2)	Options(3)	Awards	Awards(4)
Name	Date		(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Michael T. Strianese	7/29/08						176,282	96.34	3,299,999
	7/29/08					25,690			2,474,975
	7/29/08	(5)	6,423	12,845	25,690				1,237,487
	7/29/08	(6)	6,423	12,845	25,690				1,411,023
Ralph G. D’Ambrosio	7/29/08						25,641	96.34	480,000
	7/29/08					3,737			360,023
	7/29/08	(5)	934	1,869	3,737				180,011
	7/29/08	(6)	934	1,869	3,737				205,255
Curtis Brunson	7/29/08						25,641	96.34	480,000
	7/29/08					3,737			360,023
	7/29/08	(5)	934	1,869	3,737				180,011
	7/29/08	(6)	934	1,869	3,737				205,255
James W. Dunn	7/29/08						23,504	96.34	439,995
	7/29/08					3,425			329,965
	7/29/08	(5)	856	1,713	3,425				164,982
	7/29/08	(6)	856	1,713	3,425				188,118
Carl E. Vuono	7/29/08						23,504	96.34	439,995
	7/29/08					3,425			329,965
	7/29/08	(5)	856	1,713	3,425				164,982
	7/29/08	(6)	856	1,713	3,425				188,118

(1)	Represents performance units granted to the named executive officers. The final value of each unit will vary based upon (i) the level of performance achieved over the associated performance period in relation to a pre-determined performance goal established by the Compensation Committee and (ii) the price of our Common Stock at the end of the performance period. The measures selected for the 2008 performance units were Total Stockholder Return and growth in diluted Earnings Per Share for the 2.5-year performance period beginning June 28, 2008 and ending December 31, 2010. The amounts disclosed represent the number of shares of our Common Stock issuable (or payable in cash based on the number of shares multiplied by the closing price of our Common Stock on the last day of the performance period) assuming achievement of the specific Threshold, Target or Maximum levels of performance established by the Compensation Committee for these measures over the performance period. See Compensation Discussion and Analysis — Long-Term Incentives — Performance Units on pages 34-35 for a further discussion of the performance units. See Potential Payments Upon Change in Control or Termination of Employment — Effect of Change in Control or Termination of Employment Upon Equity Awards on page 53 for a discussion concerning the effect of a change in control or termination of employment on outstanding performance units.

(2)	Represents restricted stock units granted to the named executive officers. There were no performance or other market condition requirements included in the terms of the restricted stock unit awards to the named executive officers. For a discussion of our restricted stock units, see Compensation Discussion and Analysis — Long-Term Incentives — Restricted Stock Units on pages 35-36. For a discussion concerning the effect of a change in control or termination of employment on outstanding restricted stock units, see Potential Payments Upon Change in Control or Termination of Employment — Effect of Change in Control or Termination of Employment Upon Equity Awards on page 53.

(3)	Represents stock option awards granted to the named executive officers. There were no performance or other market condition requirements included in the terms of the option awards to the named executive officers. For a discussion of our stock option awards, see Compensation Discussion and Analysis — Long-Term Incentives — Stock Options on page 34. For a discussion concerning the effect of a change in control or termination of employment on outstanding stock option awards, see Potential Payments Upon Change in Control or Termination of Employment — Effect of Change in Control or Termination of Employment Upon Equity Awards on page 53.

(4)	Represents, in the case of performance unit awards, the grant date fair value of a performance unit award calculated in accordance with SFAS 123R multiplied by the Target number of shares of our Common Stock issuable (or payable in cash as discussed in Note 1 above) pursuant to the grant or, in the case of an option award or restricted stock unit award, the grant date fair value of the option award or restricted stock unit award, as the case may be, in each case, as calculated in accordance with SFAS 123R. For a discussion of the general terms of our stock options, restricted stock units, and performance units, see Compensation Discussion and Analysis on pages 34-36 and Potential Payments Upon Change in Control or Termination of Employment — Effect of Change in Control or Termination of Employment Upon Equity Awards on page 53.

(5)	Represents performance unit awards with performance targets based on growth in diluted Earnings Per Share and are payable in our Common Stock at the end of the performance period.

(6)	Represents performance unit awards with performance targets based on Total Stockholder Return and are payable in cash based on the closing price of our Common Stock on the last day of the performance period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

The following table provides information with respect to holdings of exercisable and unexercisable stock options and unvested, and as applicable, unearned restricted stock units and performance units held by the Company’s named executive officers at December 31, 2008.

	Option Awards						Stock Awards
									Equity
									Incentive	Equity
									Plan	Incentive
									Awards:	Plan Awards:
									Number of	Market or
							Number of	Market	Unearned	Payout of Value
			Number of	Number of			Shares or	Value of	Shares,	of Unearned
			Securities	Securities			Units of	Shares or	Units or	Shares,
			Underlying	Underlying			Stock	Units of	Other	Units or
			Unexercised	Unexercised	Option		That Have	Stock That	Rights That	Other Rights
			Options	Options	Exercise	Option	Not	Have Not	Have Not	That Have
	Grant		(#)	(#)	Price	Expiration	Vested(2)	Vested(3)	Vested	Not Vested(3)
Name	Date		Exercisable(1)	Unexercisable(1)	($)	Date	(#)	($)	(#)	($)

Michael T. Strianese	11/15/2001		31,000	—	39.70	11/15/2011
	3/4/2003		25,000	—	35.60	3/4/2013
	3/4/2003		50,000	—	35.95	3/4/2013
	11/10/2004		40,000	—	68.16	11/10/2014
	7/12/2005		20,000	—	74.94	7/12/2015
	8/2/2006		66,667	33,333	72.20	8/2/2016
	11/6/2006		66,667	33,333	80.39	11/6/2016
	8/1/2007		30,505	61,009	99.58	8/1/2017
	8/1/2007						16,570	1,222,535
	8/1/2007	(4)							16,570	1,222,535
	8/1/2007	(5)							16,570	1,222,535
	7/29/2008		—	176,282	96.34	7/29/2018
	7/29/2008						25,690	1,895,408
	7/29/2008	(4)							25,690	1,895,408
	7/29/2008	(5)							12,845	947,704
Ralph G. D’Ambrosio	3/15/2005		12,000	—	75.23	3/15/2015
	8/2/2006		8,000	4,000	72.20	8/2/2016
	8/2/2006						1,500	110,670
	8/1/2007		4,437	8,874	99.58	8/1/2017
	8/1/2007						2,410	177,810
	8/1/2007	(4)							2,410	177,810
	8/1/2007	(5)							2,410	177,810
	7/29/2008		—	25,641	96.34	7/29/2018
	7/29/2008						3,737	275,716
	7/29/2008	(4)							3,737	275,716
	7/29/2008	(5)							1,869	137,858
Curtis Brunson	1/8/2001		15,000	—	32.50	1/8/2011
	8/20/2002		2,500	—	54.91	8/20/2012
	8/20/2002		5,000	—	49.00	8/20/2012
	7/21/2003		6,667	—	45.11	7/21/2013
	7/21/2003		13,333	—	49.10	7/21/2013
	3/15/2005		15,000	—	75.23	3/15/2015
	8/2/2006		13,333	6,667	72.20	8/2/2016
	8/1/2007		3,883	7,764	99.58	8/1/2017
	8/1/2007						2,109	155,602
	8/1/2007	(4)							2,110	155,676
	8/1/2007	(5)							2,108	155,528
	7/29/2008		—	25,641	96.34	7/29/2018
	7/29/2008						3,737	275,716
	7/29/2008	(4)							3,737	275,716
	7/29/2008	(5)							1,869	137,858
James W. Dunn	11/14/2003		3,333	—	45.80	11/14/2013
	7/12/2005		28,750	—	74.94	7/12/2015
	8/2/2006		13,333	6,667	72.20	8/2/2016
	8/1/2007		4,437	8,874	99.58	8/1/2017
	8/1/2007						2,410	177,810
	8/1/2007	(4)							2,410	177,810
	8/1/2007	(5)							2,410	177,810
	7/29/2008		—	23,504	96.34	7/29/2018
	7/29/2008						3,425	252,697
	7/29/2008	(4)							3,425	252,697
	7/29/2008	(5)							1,713	126,348

	Option Awards						Stock Awards
									Equity
									Incentive	Equity
									Plan	Incentive
									Awards:	Plan Awards:
									Number of	Market or
							Number of	Market	Unearned	Payout of Value
			Number of	Number of			Shares or	Value of	Shares,	of Unearned
			Securities	Securities			Units of	Shares or	Units or	Shares,
			Underlying	Underlying			Stock	Units of	Other	Units or
			Unexercised	Unexercised	Option		That Have	Stock That	Rights That	Other Rights
			Options	Options	Exercise	Option	Not	Have Not	Have Not	That Have
	Grant		(#)	(#)	Price	Expiration	Vested(2)	Vested(3)	Vested	Not Vested(3)
Name	Date		Exercisable(1)	Unexercisable(1)	($)	Date	(#)	($)	(#)	($)

Carl E. Vuono	7/31/2000		5,000	—	29.00	7/31/2010
	7/12/2001		12,000	—	34.00	7/12/2011
	3/25/2002		8,000	—	53.75	3/25/2012
	3/25/2002		4,000	—	62.91	3/25/2012
	11/14/2003		20,000	—	45.80	11/14/2013
	7/12/2005		21,250	—	74.94	7/12/2015
	8/2/2006		10,000	5,000	72.20	8/2/2016
	8/1/2007		4,992	9,983	99.58	8/1/2017
	8/1/2007						2,711	200,018
	8/1/2007	(4)							2,712	200,091
	8/1/2007	(5)							2,710	199,944
	7/29/2008		—	23,504	96.34	7/29/2018
	7/29/2008						3,425	252,697
	7/29/2008	(4)							3,425	252,697
	7/29/2008	(5)							1,713	126,348

(1)	Stock options vest in equal, annual increments over a three-year period starting with the grant date. For a discussion concerning the effect of a change in control or termination of employment on outstanding stock option awards, see Potential Payments Upon Change in Control or Termination of Employment — Effect of Change in Control or Termination of Employment Upon Equity Awards on page 53.

(2)	Represents restricted stock units, which vest three years after the grant date. Each restricted stock unit automatically converts into one share of our Common Stock on the vesting date. For a discussion concerning the effect of a change in control or termination of employment on outstanding restricted stock unit awards, see Potential Payments Upon Change in Control or Termination of Employment — Effect of Change in Control or Termination of Employment Upon Equity Awards on page 53.

(3)	The market value is based on the closing price of our Common Stock on December 31, 2008 of 73.78, multiplied by the number of shares or units.

(4)	Reflects the number of shares of our Common Stock issuable assuming achievement of the Maximum level of performance in respect of performance units whose performance targets are based on growth in diluted Earnings Per Share. The Maximum level of performance is reported for these units based on the Company’s performance from the beginning of the applicable performance period (July 1, 2007 for units granted in 2007 and June 28, 2008 for units granted in 2008) through December 31, 2008, measured against the applicable performance targets in accordance with applicable securities regulations. For a further discussion of our performance units, see Compensation Discussion and Analysis — Long-Term Incentives — Performance Units on pages 34-35. For a discussion concerning the effect of a change in control or termination of employment on performance unit awards, see Potential Payments Upon Change in Control or Termination of Employment — Effect of Change in Control or Termination of Employment Upon Equity Awards on page 53.

(5)	Reflects the number of shares of our Common Stock payable in cash (based on the closing price of our Common Stock at the end of the performance period) assuming achievement of the Maximum level of performance for performance units granted August 1, 2007 and Target level of performance for performance units granted July 29, 2008 in respect of performance units whose performance targets are based on relative Total Stockholder Return. The level of performance is reported for these units based on the Company’s performance from the beginning of the applicable performance period (July 1, 2007 for units granted in 2007 and June 28, 2008 for units granted in 2008) through December 31, 2008, measured against the applicable performance targets in accordance with applicable securities regulations. For a further discussion of our performance units, see Compensation Discussion and Analysis — Long-Term Incentives — Performance Units on pages 34-35. For a discussion concerning the effect of a change in control or termination of employment on performance unit awards, see Potential Payments Upon Change in Control or Termination of Employment — Effect of Change in Control or Termination of Employment Upon Equity Awards on page 53.

2008 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the amounts received by our named executive officers upon the exercise of stock options and the vesting of restricted stock during the year ended December 31, 2008. No shares of restricted stock units or performance units held by any of our named executive officers vested during 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise(1)	Vesting	Vesting(2)
Name	(#)	($)	(#)	($)

Michael T. Strianese	50,000	3,949,331	—	—
Ralph G. D’Ambrosio	25,000	1,505,429	2,000	160,000
Curtis Brunson	—	—	—	—
James W. Dunn	23,667	1,369,729	—	—
Carl E. Vuono	—	—	—	—

(1)	Value realized on exercise is based on the difference between the aggregate exercise price and the fair market value of the shares acquired as a result of such exercise.

(2)	Value realized on vesting is based on the fair market value of the shares at the time of vesting.

2008 PENSION BENEFITS

The following table provides information regarding the pension benefits for our named executive officers under L-3’s tax-qualified and supplemental plans. The material terms of the plans are described following the table.

				Present Value of
		Number of Years		Accumulated	Payments During
		Credited Service		Benefit(1)	Last Fiscal Year
Name	Plan Name	(#)		($)	($)

Michael T. Strianese	L-3 Communications Corporation Pension Plan	18.11	(2)	307,281	—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	18.11	(2)	2,521,265	—
Ralph G. D’Ambrosio	L-3 Communications Corporation Pension Plan	11.41		93,446	—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	11.41		220,335	—
Curtis Brunson	L-3 Communications Corporation Pension Plan	1.83		56,797	—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	33.41	(3)	540,073	—
	L-3 Communication Systems — West Retirement Plan	31.58	(3)	394,762	—
James W. Dunn	L-3 Communications Corporation Pension Plan	5.01		183,223	—
	L-3 Communications Corporation Supplemental Executive Retirement Plan	7.59		755,114	—
	L-3 Link Simulation and Training Retirement Plan	2.58		83,564	—
Carl E. Vuono(4)	—	—		—	—

(1)	The present values of the accumulated benefits in the table were determined using the same assumptions that were used by L-3 as of December 31, 2008 for financial reporting purposes, including a 6.40% discount rate and post-retirement mortality in accordance with the RP-2000 Combined Mortality table. We used age 65, the normal retirement age under the pension plans and the supplemental executive retirement plans, to determine the present value of the accumulated benefits in the table. For the assumptions used in calculating the present value of the accumulated benefits, see Note 19 to the audited consolidated financial statements included in L-3’s 2008 Annual Report on Form 10-K.

(2)	Includes 6.42 years of service provided by Mr. Strianese as an employee of Loral Corporation and Lockheed Martin Corporation. The years of credited service in excess of actual years of service provided to L-3 resulted in an increase to the present value of accumulated benefits for Mr. Strianese as of December 31, 2008 under the L-3 Communications Corporation Pension Plan and the L-3 Communications Corporation Supplemental Executive Retirement Plan of $108,931 and $893,789 respectively.

(3)	Includes 21.75 years of service provided by Mr. Brunson as an employee of Sperry, Unisys, Loral and Lockheed Martin. The years of credited service in excess of actual years of service provided to L-3 resulted in an increase to the present value of accumulated benefits for Mr. Brunson as of December 31, 2008 under the L-3 Communications Corporation Supplemental Executive Retirement Plan and the L-3 Communications Systems — West Retirement Plan of $192,851 and $271,883, respectively.

(4)	Mr. Vuono does not participate in any tax-qualified or supplemental pension plan.

The present value of the accumulated benefits for each of the named executives shown in the table above reflects the present value of the benefits earned under each of the pension plans as of December 31, 2008. The pension benefits that are the basis for the present values of the accumulated benefits shown are calculated based on all years of creditable service with L-3 and its predecessor companies under each of the plans as of December 31, 2008.

A more complete discussion of the material factors useful to an understanding of each plan is presented below.

Tax-Qualified Pension Plans

L-3 Communications Corporation Pension Plan

Eligibility	Employees were eligible to participate in the plan after one year of service, and upon attaining 21 years of age. Employees hired on or after January 1, 2007 are not eligible to participate in the plan.

Vesting	Participants are fully vested after five years of service, and there is no partial vesting.

Availability of Early Retirement Benefits	Participants are eligible for early retirement benefits after age 55, provided that they have ten years of eligibility service.

Earnings	Earnings are defined as base pay and bonus and limited to the IRS earnings limit of $245,000 in 2009.

Final Average Earnings (FAE)	FAE is equal to the average of the participant’s earnings for the five calendar years during the ten calendar years prior to date of termination that results in the highest average earnings amount.

Covered Compensation	Covered Compensation is equal to the average of the wage levels at which social security tax is applied for each year during the 35-year period ending in the year the participant reaches social security retirement age.

Benefit Plan Formula	The annual pension benefit is equal to 1.5% of FAE up to Covered Compensation, plus 1.75% of FAE in excess of Covered Compensation, for each plan year (partial and completed months) of accrual service.

Early Retirement Reduction Factors	For those participants that are eligible to retire early, the reduction factor is 1/180 for each of the first 60 months prior to age 65 and 1/360 for each of the next 60 months.

Payment Options	The plan provides for a number of payment options including a single life annuity (normal form for single participants), a qualified 50% joint and survivor annuity (normal form for married participants), other joint and survivor options, period certain options and a level income option.

L-3 Communication Systems — West Retirement Plan

Eligibility	Employees were eligible to participate in the plan if they were participants in the Lockheed Martin Tactical Defense Systems Retirement Plan on April 30, 1997 and became employees of L-3 Communication Systems West on May 1, 1997. Employees hired on or after May 1, 1997 are not eligible to participate in the plan.

Vesting	Participants are fully vested after five years of service, and there is no partial vesting.

Availability of Early Retirement Benefits	Participants are eligible for early retirement benefits after age 55, provided that they have five years of eligibility service.

Earnings	Earnings are defined as regular pay plus overtime, commissions, performance based bonus and fringe benefits and limited to the IRS earnings limit of $220,000 in 2009.

Final Average Earnings (FAE)	FAE is used in calculating the benefit accrued prior to January 1, 1991 and is equal to the average of the participant’s earnings for the 60 months during the 120 months prior to January 1, 1991 that results in the highest average earnings amount.

Final Average Social Security Wage Base (FASS)	Final Average Social Security Wage Base is used in calculating the benefit accrued prior to January 1, 1991 and is equal to the Average Wage Base (FASS) of the Social Security Wage Bases (determined at the start of each plan year) for the five consecutive years prior to January 1, 1991. The FASS is equal to $46,020.

Benefit Plan Formula	The annual pension benefit is equal to the sum of: (i) 1% of pre-1991 FAE up to 50% of the pre-1991 FASS plus 1.35% of pre-1991 FAE in excess of the pre-1991 FASS all times accrual service as of December 31, 1990 and (ii) for each year of service after January 1, 1991, 1% of Earnings for the year up to 50% of the FASS for the year plus 1.35% of Earnings for the year in excess of 50% of the FASS for the year.

Early Retirement Reduction Factors	For those participants that are eligible to retire early, the reduction factor is 6% for each year prior to age 65, or age 62 for a participant with 20 years or more of vesting service.

Payment Options	The plan provides for a number of payment options including a single life annuity (normal form for single participants), a qualified 50% joint and survivor annuity (normal form for married participants), other joint and survivor options, period certain options and a level income option.

L-3 Link Simulation and Training Retirement Plan

Eligibility:	Employees were eligible to participate in the plan if (1) they participated in a specific component of the Raytheon Pension Plan on February 10, 2000 and became employees of L-3 Link Simulation and Training on February 11, 2000 or (2) they were an employee of Raytheon on February 10, 2000, became a full-time employee of L-3 Link Simulation and Training after February 11, 2000 but on or before August 31, 2000 or (3) they were hired before January 1, 2007 in a pension eligible organization and have met the one year of service requirement to participate in the plan. Employees hired on or after January 1, 2007 are not eligible to participate in the plan.

Vesting:	Participants are fully vested after five years of vesting service or attainment of age 65, and there is no partial vesting.

Availability of Early Retirement Benefits:	Participants are eligible for early retirement benefits after age 55, provided that they have five years of vesting service.

Earnings:	Earnings are defined as base pay, performance-based bonuses, shift differentials, payment for overtime hours, paid time off actually taken, bereavement, jury duty and military training pay and limited to the IRS earnings limit of $245,000 in 2009.

Final Average Monthly Compensation (FAMC):	FAMC is equal to the average of the participant’s monthly earnings during the five highest-paid 12-month periods worked out of the last ten consecutive 12-month periods worked.

Covered Compensation:	Covered Compensation means for any Plan year, the average (without indexing) of the Social Security Taxable Wage Base in effect for each calendar year during the 35-year period ending with the calendar year in which a participant attains or will attain his Social Security Retirement Date.

Benefit Plan Formula:	1.5% of FAMC times Benefit Service up to 35 years, minus 0.6% of the lesser of Covered Compensation or FAMC, times Benefit Service up to 35 years, plus 0.5% of FAMC, times Benefit Service in excess of 35 years.

Early Retirement Reduction Factors:	For those participants that are eligible to retire early, the reduction factor is 6% for each year prior to the participant’s normal retirement date for social security purposes.

Payment Options:	The plan provides for a number of payment options including a single life annuity (normal form for single participants), a qualified 50% joint and survivor annuity (normal form for married participants), other joint and survivor options, a 10-year certain and continuous annuity and a 10-year certain annuity.

Supplemental Plan

The provisions of the Supplemental Executive Retirement Plan (the “Supplemental Plan”) are substantially similar to the provisions of the tax-qualified pension plans described above (the “Qualified Plans”). However, the Supplemental Plan takes into consideration earnings above the annual IRS earnings limit and provides a nonqualified benefit to those participants based on those earnings in excess of the IRS limit or the Section 415 benefit limits.

2008 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding contributions, earnings and balances for our named executive officers under the L-3 Deferred Compensation Plans and the MPRI Long Term Deferred Incentive Plan.

	Executive			Aggregate
	Contributions in	Aggregate Earnings		Withdrawals/	Aggregate Balance at
	Last Fiscal Year(1)	in Last Fiscal Year		Distributions	Last Fiscal Year End(3)
Name	($)	($)		($)	($)

Michael T. Strianese	—	—		—	—
Ralph G. D’Ambrosio	—	—		—	—
Curtis Brunson	326,300	96,357		—	1,879,121
James W. Dunn	—	—		—	—
Carl E. Vuono	546,875	914,872	(2)	—	16,915,261

(1)	The amounts in this column are included in the Salary and Bonus columns of the Summary Compensation Table on page 41.

(2)	Aggregate earnings in the last fiscal year are based on the prime rate. The amounts reported include $8,087 of above market interest related to the L-3 Deferred Compensation Plans for Mr. Brunson and $85,616 of above market interest related to the MPRI Long Term Deferred Incentive Plan and the L-3 Deferred Compensation Plans for Mr. Vuono and are included in the Summary Compensation Table.

(3)	Of the total aggregate balance reported for Mr. Vuono at December 31, 2008, $4,360,765 represents compensation earned in 2006 and is included in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table for that year.

For a further discussion of the L-3 Deferred Compensation Plans, see Compensation Discussion and Analysis — Other Pay Elements — Deferred Compensation on page 37.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL
OR TERMINATION OF EMPLOYMENT

Change in Control Severance Plan

Our Board of Directors previously approved a Change in Control Severance Plan for executive officers and other corporate employees. The Board of Directors based its approval on the recommendation of the Compensation Committee, which was composed solely of independent directors. The Compensation Committee’s recommendation was based, in part, on consultations with Mercer, its outside compensation consultant that reports directly to the Compensation Committee, and was not in anticipation of, or in response to, any particular transaction or process.

Under this plan, executive officers and other corporate employees will be entitled to severance benefits if their employment is terminated in connection with or following a change in control of L-3. The following chart sets forth the material terms of the program with respect to our named executive officers:

Protection Period	Two years following the occurrence of a change in control. In addition, the program covers terminations that become effective prior to the occurrence of a change in control if such termination occurs (1) upon the request of the acquirer or (2) otherwise in anticipation of the change in control.

Payout Requirements	Severance payments are required following termination by us without cause or termination by the executive for good reason during the protection period.

Severance Benefits	Lump sum payment equal to a multiple of annual salary and three-year average bonus:
• Chief Executive Officer, Chief Financial Officer, General Counsel and Executive Vice Presidents — three times
• Senior Vice Presidents and Group Presidents — two and a half times

Bonus for Year of Change in Control/Termination	Pro rata bonus based on number of months worked in the year of termination and three year average bonus (or actual, if performance is determinable at the time of termination).

Benefits/Perquisites Continuation	Continuation of medical and life insurance benefits at the same cost to the executive, or cash equal to any increased premiums, for the same period as the severance multiple.

Restrictive Covenants	Non-compete and non-solicit covenants for one-year period following termination of employment.

Amendment and Termination of the Plan	Prior to the occurrence of a change in control, the Compensation Committee may amend or terminate the program at any time upon 90 days written notice.

Effect of Change in Control or Termination of Employment Upon Equity Awards

The following table summarizes the effect of the following events upon outstanding equity awards issued to our named executive officers.

				Termination	Termination
Equity	Change in	Death /	Qualified	by Company	by Company
Award Type	Control	Disability	Retirement(1)	for Cause	without Cause	Resignation
Stock Options	Immediate vesting of full award.	Immediate vesting of full award.	Unvested options are forfeited.	Forfeiture of full award.	Unvested options are forfeited.	Unvested options are forfeited.

Restricted Stock Units	Immediate vesting of full award.	Immediate vesting of full award.	No immediate effect. Vesting continues as if the executive remained an employee.	Forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.

Performance Units	Immediate payment based on Target level of performance, prorated to reflect reduced service period.(2)	Forfeiture of prorated portion of award to reflect reduced service period. Payment level for the remaining units is based on actual performance for the full performance period.	Forfeiture of prorated portion of award to reflect reduced service period. Payment level for the remaining units is based on actual performance for the full performance period.	Forfeiture of full award.	Forfeiture of prorated portion of award to reflect reduced service period. Payment level for the remaining units is based on actual performance for the full performance period.	Forfeiture of full award.

(1)	Qualified Retirement is defined as a termination of employment that satisfies all of the following: (i) the executive terminates employment more than one year after the grant date of the applicable equity award, (ii) the executive terminates employment on or after attaining age 65 and completing at least five years of service (which must be continuous through the date of termination except for a single break in service that does not exceed one year in length), (iii) the executive is not subject to termination for cause by the Company at the time of the employee’s termination and (iv) the executive is available for consultation following the termination of employment at the reasonable request of the Company.

(2)	In connection with a change in control, the Compensation Committee has the discretion to increase this payment (but not above the benefit payable for the Maximum level of performance achievement) to the extent (if any) that the Committee is able to assess that the Company’s progress towards achievement of the applicable performance measures, at or prior to the change in control, exceeds the Target performance level requirement as adjusted to reflect the reduced service period.

Payments Upon Change in Control or Termination of Employment

The following table quantifies the payments under our severance arrangements, equity compensation plans and supplemental pension plan that would be made assuming that a change in control, death or disability occurred on December 31, 2008. Payments under other plans do not change as a result of a change in control or termination of employment, and quantification of those payments are found elsewhere in this Proxy Statement under 2008 Pension Benefits on pages 47-50 and 2008 Nonqualified Deferred Compensation on page 51 or are paid under plans available generally to salaried employees that do not discriminate in scope, terms or operation in favor of executive officers.

	Change in Control	Death/Disability
Named Executive Officer	($)	($)

Michael T. Strianese
Severance(1)(2)	10,966,155	—
Medical Benefits(1)(3)	24,880	—
Life Insurance Premiums(1)	15,631	—
Outplacement Benefits(1)(4)	18,000	—
Acceleration of Stock Options(5)(6)	52,666	52,666
Acceleration of Restricted Stock Units(7)(8)	3,117,943	3,117,943
Acceleration of Performance Units(9)(10)	1,112,602	—
Supplemental Plan(11)	552,254	—	(11)

TOTAL	15,860,131	3,170,609

Ralph G. D’Ambrosio
Severance(1)(2)	3,444,038	—
Medical Benefits(1)(3)	70,135	—
Life Insurance Premiums(1)	14,863	—
Outplacement Benefits(1)(4)	18,000	—
Acceleration of Stock Options(5)(6)	6,320	6,320
Acceleration of Restricted Stock Units(7)(8)	564,196	564,196
Acceleration of Performance Units(9)(10)	887,854	—
Supplemental Plan(11)	73,455	—	(11)

TOTAL	5,078,861	570,516

Curtis Brunson
Severance(1)(2)	3,593,614	—
Medical Benefits(1)(3)	47,067	—
Life Insurance Premiums(1)	15,631	—
Outplacement Benefits(1)(4)	18,000	—
Acceleration of Stock Options(5)(6)	10,534	10,534
Acceleration of Restricted Stock Units(7)(8)	431,318	431,318
Acceleration of Performance Units(9)(10)	148,460	—
Supplemental Plan(11)	88,989	—	(11)

TOTAL	4,353,613	441,852

	Change in Control	Death/Disability
Named Executive Officer	($)	($)

James W. Dunn
Severance(1)(2)	3,512,099	—
Medical Benefits(1)(3)	42,299	—
Life Insurance Premiums(1)	13,026	—
Outplacement Benefits(1)(4)	18,000	—
Acceleration of Stock Options(5)(6)	10,534	10,534
Acceleration of Restricted Stock Units(7)(8)	430,506	430,506
Acceleration of Performance Units(9)(10)	157,225	—
Supplemental Plan(11)	120,950	—	(11)

TOTAL	4,304,639	441,040

Carl E. Vuono
Severance(1)(2)	3,920,673	—
Medical Benefits(1)(3)	18,607	—
Life Insurance Premiums(1)	422	—
Outplacement Benefits(1)(4)	18,000	—
Acceleration of Stock Options(5)(6)	7,900	7,900
Acceleration of Restricted Stock Units(7)(8)	452,714	452,714
Acceleration of Performance Units(9)(10)	793,725	—
Supplemental Plan(12)	—	—

TOTAL	5,212,041	460,614

(1)	Severance, medical benefits, life insurance premiums and outplacement benefits in connection with a change in control are payable only if the named executive officer (a) is involuntarily terminated (other than for cause, death or disability) in anticipation of, or during the two-year period following, the change in control or (b) voluntarily terminates employment for good reason during the two-year period following the change in control. For purposes of calculating the amount of these benefits in connection with a change in control, we assumed that such a termination of employment occurred on December 31, 2008. Receipt of these benefits is conditioned upon the named executive officer’s execution of an agreement with the Company containing confidentiality, 12-month non-competition and 12-month non-solicitation covenants and a customary release of all claims against the Company. For a further discussion, see Potential Payments Upon Change in Control or Termination of Employment — Change in Control Severance Plan on page 52.

(2)	As discussed in Potential Payments Upon Change in Control or Termination of Employment — Change in Control Severance Plan on page 52, the change in control severance amount for each named executive officer is a multiple of base salary and average annual bonus for the three years prior to the year of termination, plus unpaid bonus for the current year earned through the termination date. In the event that the severance payment, when aggregated with all other change in control payments, would subject the named executive officer to an excise tax under IRS regulations, then the severance payment will be reduced to the highest amount for which no excise tax would be due, only if the reduced amount is greater than the unreduced amount net of the excise tax.

(3)	Medical benefits are based on a multiple of the premiums paid by the Company in 2008 to provide the named executive officer (and the named executive officer’s spouse and dependants, as applicable) with medical benefits, including a $10,000 annual executive reimbursement benefit.

(4)	Under our Change in Control Severance Plan, a named executive officer is entitled to reasonable outplacement services from a provider selected by the executive and paid for by the Company. The amount disclosed represents the Company’s reasonable estimate of the cost to provide this benefit.

(5)	The value attributable to the acceleration of unvested stock options is based upon the number of unvested stock options multiplied by the difference between the closing price of our Common Stock on December 31, 2008 ($73.78) and the per share exercise price of the option.

(6)	As disclosed above, in the event of any termination of employment other than death or disability, unvested stock option awards (or all stock option awards, in the case of a termination for cause) are forfeited. Accordingly, stock option awards are not quantified in the table above with respect to any termination of employment event other than death or disability.

(7)	The value attributable to the acceleration of unvested restricted stock units is based upon the number of unvested restricted stock units multiplied by the closing price of our Common Stock on December 31, 2008 ($73.78).

(8)	As disclosed above, in the event of the named executive officer’s qualified retirement, the restricted stock units are not converted into shares of Common Stock until the end of the original vesting period. In the event of any other termination of employment other than death or disability, the restricted stock units are forfeited. Accordingly, the restricted stock units are not quantified in the table above with respect to any termination of employment event other than death or disability.

(9)	The value attributable to the acceleration of performance units is based upon the prorated number of shares issuable (or payable in cash) assuming a Target level of performance achievement multiplied by the closing price of our Common Stock on December 31, 2008 ($73.78). As disclosed above, the Compensation Committee has the discretion to increase the number of shares issuable or payable up to the prorated number of shares issuable or payable assuming the Maximum level of performance achievement based on the Committee’s assessment of the Company’s progress towards achievement of the applicable performance measures at or prior to the change in control.

(10)	As disclosed above, in the event of the named executive officer’s death, disability, qualified retirement or termination by the Company without cause, a prorated portion of the performance units are forfeited, and the remaining performance units are not paid until the end of the original performance period based on actual performance for the full performance period. In the event of any other termination of employment, the performance units are forfeited. Accordingly, the performance units are not quantified in the table above with respect to any termination of employment event.

(11)	The Supplemental Plan pays benefits in a lump sum upon a change in control, and in an annuity following the later of (a) the named executive officer’s earliest retirement date under the applicable Qualified Plan or (b) the date of the named executive officer’s termination of employment (subject to a potential six-month delay to comply with Section 409A of the Internal Revenue Code). ERISA regulations for Qualified Plans require that an interest rate different than the rate used for financial reporting purposes be used to determine benefits paid out in lump sum. The Supplemental Plan uses lump sum factors under Section 417(e) of the Internal Revenue Code as defined in the applicable Qualified Plan, resulting in an enhanced benefit received upon a change in control compared to the benefits received following a voluntary termination, normal retirement, or involuntary not-for-cause termination. The amounts disclosed represent the enhancement received upon a change in control. In the case of any other termination, no enhanced benefit is received under the Supplemental Plan and, accordingly, no amounts relating to payments under the Supplemental Plan in the case of such terminations are included in the table above. In the event of a termination for cause, all benefits under the Supplemental Plan are forfeited. For a further discussion, see the 2008 Pension Benefits table included in this proxy statement on page 47.

(12)	Mr. Vuono does not participate in the Supplemental Plan.

COMPENSATION OF DIRECTORS

L-3’s compensation program for non-employee directors (the “Director Compensation Program”) is determined by our Board of Directors. The objectives of the program are to attract and retain highly qualified directors, and to compensate them in a manner that closely aligns their interests with those of our stockholders. Directors who are also employees of L-3 do not receive compensation for their services as directors.

Pursuant to its Charter, the Compensation Committee (referred to in this section as the “Committee”) is responsible for periodically reviewing and making recommendations to our Board of Directors with respect to director compensation. The Committee’s practice is to review the appropriateness of the components, amounts and forms of compensation provided to directors every two years.

In June 2008, the Committee conducted its biennial review and recommended changes to the Director Compensation Program, which were approved by our Board of Directors on July 8, 2008. The Committee’s recommendation was based, in part, upon a market assessment conducted by Mercer, its outside compensation consultant that reports directly to the Committee, including the director pay levels and practices of L-3’s peer group.

The following table provides information concerning the Director Compensation Program for 2008.

	Compensation Rates
	On or Before		After July 8,
Compensation Type	July 8, 2008		2008

Annual Board Member Retainer(1)	$50,000		$100,000
Annual Board Member Equity Award	$90,000	(2)	$100,000	(3)
Annual Audit Committee Chairperson Retainer(1)	$15,000		$30,000
Annual Compensation Committee Chairperson Retainer(1)	$7,500		$10,000
Annual Nominating/Corporate Governance Committee Chairperson Retainer(1)	$7,500		$10,000
Annual Board Chairperson Retainer(1)	$50,000		$—	(4)
Annual Audit Committee Member Retainer(1)	$—		$20,000
Payment per Board Meeting Attended	$1,500		$—
Payment per Audit Committee Meeting Attended	$2,000		$—
Payment per Compensation, Nominating/Corporate Governance or Executive Committee Meeting Attended	$1,500		$—
Payment per Telephonic Committee Meeting Attended(5)	$1,000		$—

(1)	Annual retainers are payable quarterly in arrears on the date of the quarterly in-person meeting of the Board of Directors held in February, April, July and October of each year. In 2008, these meetings were held on February 5, April 29, July 8 and October 7.

(2)	Prior to July 8, 2008, each non-employee director was entitled to receive, on the first business day of each April, options to purchase an amount of shares of Common Stock resulting in the options having a grant date fair value of $90,000. Accordingly, on April 1, 2008, each non-employee director received an option to purchase 2,857 shares of our Common Stock at an exercise price per share of $112.09, the closing price of our Common Stock on the grant date. The options vest in equal annual increments over a three-year period. The number of options granted to each non-employee director was determined based on the grant date fair value calculated by the Company for financial statement reporting purposes in accordance with SFAS 123R.

(3)	Beginning in 2009, each non-employee director is entitled to receive, on the date of the annual stockholders meeting, an award of restricted stock units having a grant date fair value of $100,000. The restricted stock units will vest approximately one year after the grant date, subject to acceleration in the event of death, permanent disability or a change in control. Regardless of vesting, the restricted stock units will not be converted into shares until the earlier of: (a) the date on which the recipient ceases to be a director or (b) a change in control that satisfies certain requirements set forth in Section 409A of the Internal Revenue Code.

(4)	On October 7, 2008, Robert B. Millard was elected by our Board of Directors as Lead Independent Director, and Michael T. Strianese was elected by our Board of Directors as Chairman. On that date, Mr. Millard received a final quarterly retainer payment of $12,500 in respect of his prior service as Chairman. The Director Compensation Program does not provide any retainer for service as Lead Independent Director. As an employee director, Mr. Strianese does not receive any compensation for his service as Chairman.

(5)	Represents telephonic meeting fees payable in respect of Board, Executive, Audit, Compensation and Nominating/Corporate Governance Committee meetings.

With respect to the compensation described above (other than the annual equity award), each non-employee director may elect to receive all such compensation in cash, our Common Stock or a combination thereof.

2008 DIRECTOR COMPENSATION

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-employee directors for services rendered to us during the fiscal year ended December 31, 2008.

	Fees Earned or
	Paid in Cash or	Option
	Shares(1)	Awards(2)	Total
Name	($)	($)	($)

Claude R. Canizares	85,000	73,412	158,412
Peter A. Cohen	82,125	67,351	149,476
Thomas A. Corcoran	98,750	73,412	172,162
Robert B. Millard	122,500	73,412	195,912
John M. Shalikashvili	77,000	73,412	150,412
Arthur L. Simon	90,000	73,412	163,412
Alan H. Washkowitz	87,625	73,412	161,037
John P. White	75,000	73,412	148,412

(1)	Includes fees with respect to which directors elected to receive payment in shares of our Common Stock, valued at the closing price on the date the director would have otherwise been issued a check for such payment. The following directors elected to receive payments with respect to the amounts set forth in the following table in shares of Common Stock.

Fees Earned
or Paid in
Name	Shares

Claude R. Canizares	$15,000
Peter A. Cohen	$82,125
Thomas A. Corcoran	$15,000
Robert B. Millard	$122,500
John M. Shalikashvili	$18,750
Arthur L. Simon	$—
Alan H. Washkowitz	$—
John P. White	$37,500

(2)	Represents the equity compensation expense calculated in accordance with SFAS 123R and recognized in 2008 for awards granted in 2008 and prior years. For 2008, each non-employee director received a grant of 2,857 options on April 1, 2008 with a grant date fair value for their option award of $31.50 per share, as computed by the Company in accordance with SFAS 123R. For a further discussion, see Note 17 to the audited consolidated financial statements included in L-3’s 2008 Annual Report on Form 10-K.

The following table provides a summary of the aggregate number of stock option awards and restricted stock awards outstanding for each of our non-employee Directors as of December 31, 2008.

Outstanding
Options
(vested and
Name	unvested)

Claude R. Canizares	13,550
Peter A. Cohen	8,550
Thomas A. Corcoran	29,050
Robert B. Millard	26,050
John M. Shalikashvili	15,050
Arthur L. Simon	25,050
Alan H. Washkowitz	26,050
John P. White	11,050

The Board of Directors has also established a company stock ownership guideline of three times the annual retainer amount (i.e., $300,000) for each non-employee director. The guideline is currently in effect, but each current or future director has until the later of July 11, 2010 or five years after the date such director is elected to the Board of Directors to achieve the minimum level of ownership. Directors whose ownership is below or falls below the guideline after that time will receive all retainers and meeting fees in shares of our Common Stock that cannot be sold until the guideline requirement is satisfied.

“Stock ownership” is defined to include 100% of shares of Common Stock held outright; unvested restricted stock units; and 50% of the value of vested, “in-the-money” stock options.

REPORT OF THE AUDIT COMMITTEE

The directors who serve on the Audit Committee are all “independent” in accordance with the NYSE listing standards and the applicable SEC rules and regulations. During 2008, the Audit Committee fulfilled all of its responsibilities under its charter that was effective during 2008. As part of the Company’s governance practices, the Audit Committee reviews its charter on an annual basis and, when appropriate, recommends to the Board of Directors changes to its charter. The Audit Committee charter can be obtained through our Web site at: http://www.L-3com.com.

We have reviewed and discussed with management and our independent registered public accountant, PricewaterhouseCoopers LLP, the Company’s Annual Report on Form 10-K, which includes the Company’s audited consolidated financial statements for the year ended December 31, 2008.

We have discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the Sarbanes-Oxley Act of 2002 and Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and have discussed with PricewaterhouseCoopers LLP their independence from the Company and management.

Based on the activities referred to above, we recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The Board approved our recommendations.

During 2008, Thomas A. Corcoran (Chairman), Professor Claude R. Canizares and Arthur L. Simon served as members of the Audit Committee.

Thomas A. Corcoran (Chairman)
Claude R. Canizares
Arthur L. Simon

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

For services rendered in 2008 and 2007 by PricewaterhouseCoopers LLP, our independent registered public accounting firm, we incurred the following fees:

	Year
	2008	2007

Audit Fees(1)	$12,976,000	$11,893,500
Audit-Related Fees(2)	1,749,000	1,029,000
Tax Fees(3)	3,869,000	3,468,000
All Other Fees(4)	—	261,000

(1)	Represents fees incurred for the annual audits of the consolidated financial statements and internal control over financial reporting, quarterly reviews of interim financial statements, statutory audits of foreign subsidiaries and financial information systems implementation reviews.

(2)	Represents fees incurred for employee benefit plan audits, which include fees paid by both the Company and the employee benefit plans as provided for by the plans’ document and for due diligence pertaining to business combination services.

(3)	Represents fees incurred for U.S. and foreign income tax compliance, acquisition related tax services and state tax planning services.

(4)	Represents fees primarily incurred for enterprise risk management services for 2007.

The Audit Committee has considered and determined that the provision of the services covered under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the registered public accounting firm’s independence.

In accordance with its charter, the Audit Committee has established pre-approval policies with respect to annual audit, other audit and audit related services and permitted non-audit services to be provided by our independent registered public accounting firm and related fees. The Audit Committee has pre-approved detailed, specific services. Fees related to the annual audits of our consolidated financial statements, including the Section 404 attestation, are specifically approved by the Audit Committee on an annual basis. All fees for pre-approved other audit and audit related services are pre-approved annually or more frequently, if required, up to a maximum amount equal to 50% of the annual audit fee. All fees for pre-approved permitted non-audit services are pre-approved annually or more frequently, if required, up to a maximum amount equal to 50% of the fees for audit and audit related services as reported in our most recently filed proxy statement with the SEC. The Audit Committee also pre-approves any proposed engagement to provide services not included in the approved list of audit and permitted non-audit services and for fees in excess of amounts previously pre-approved. The Audit Committee chairman or another designated committee member may approve these services and related fees and expenses on behalf of the Audit Committee, and report such to the Audit Committee at the next regularly scheduled meeting.

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served on our Compensation Committee during the 2008 fiscal year has served us or any of our subsidiaries as an officer or employee. In addition, none of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written policy and written procedures for the review, approval and monitoring of transactions involving L-3 and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors and director nominees or their immediate family members, or stockholders owning five percent or greater of our outstanding Common Stock.

The related person transaction policy requires:

•	that any transaction in which a related person has a material direct or indirect interest and which exceeds $120,000, such transaction referred to as a “related person” transaction, and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by any committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors; and

•	that any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•	management must disclose to the Committee or disinterested directors, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•	management must advise the Committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•	management must advise the Committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

•	management must advise the Committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, NYSE and Internal Revenue Code.

During 2008, we did not enter into any transactions with related persons that required review and approval under the Board of Directors’ related person transaction policy.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information about shares of our Common Stock that may be issued under our equity compensation plans as of December 31, 2008. For a description of our equity compensation plans, see Note 17 to the audited consolidated financial statements included in L-3’s 2008 Annual Report on Form 10-K.

Equity Compensation Plan Information
Number of
	securities to be				Number of
	issued upon		Weighted-average		securities
	exercise of		exercise price of		remaining available
	outstanding		outstanding		for future issuance
	options, warrants		options, warrants		under equity
Plan category	and rights		and rights		compensation plans
	(in millions)				(in millions)

Equity compensation plans approved by security holders	6.2	(1)	$72.89	(2)	7.2	(3)
Equity compensation plans not approved by security holders(4)	0.3		57.68		—

Total	6.5		$72.12		7.2

(1)	Represents awards, including stock options, restricted stock units and performance units, issuable under the 1999 Long Term Performance Plan and the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan. The number of shares of Common Stock to be issued in respect of performance units has been calculated based on the assumption that the maximum levels of performance applicable to the performance units will be achieved.

(2)	The calculation of the weighted average exercise price excludes the effect of the restricted stock unit awards and performance unit awards, which have been granted to employees at no cost.

(3)	Includes 3.2 million, 3.7 million and 0.3 million shares available for future issuance under the Current Employee Stock Purchase Plan, the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan and the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan.

(4)	Represents awards under the 1997 Option Plan for Key Employees of L-3 Communications Holdings, Inc. and Subsidiaries and the Amended and Restated 1998 Directors Stock Option Plan for Non-Employee Directors of L-3 Communications Holdings, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our records and other information, we believe that all Section 16(a) forms required to be filed were filed on a timely basis and in compliance with the requirements of Section 16(a).

GENERAL AND OTHER MATTERS

At the date of this proxy statement, we know of no business that will be brought before the Annual Meeting other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments or postponements of the Annual Meeting, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

We have provided each stockholder whose proxy is being solicited hereby access to a copy of our Summary Annual Report and our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2008. Written requests for additional copies should be directed to: Corporate Communications, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.

Please vote over the Internet or telephone, or (if you received a paper copy of the Proxy Materials) complete, date, sign and promptly mail the paper proxy card in the reply envelope accompanying the Proxy Materials sent to you following a request. No postage is required if returned in the envelope provided, and mailed in the United States.

By Order of the Board of Directors,

Steven M. Post
Senior Vice President, General Counsel and
 Corporate Secretary

New York, New York
March 16, 2009

EXHIBIT A

L-3 COMMUNICATIONS CORPORATION

2009 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.	Purpose	A-3
1.01	Purpose	A-3
ARTICLE II.	Definitions	A-3
2.01	Account	A-3
2.02	Affiliate	A-3
2.03	Benefit Plan Committee	A-3
2.04	Code	A-3
2.05	Company	A-3
2.06	Compensation	A-3
2.07	Designated Affiliate	A-4
2.08	Designated Subsidiary Corporation	A-4
2.09	Employee	A-4
2.10	Fair Market Value	A-4
2.11	Holdings	A-4
2.12	Offering Period	A-4
2.13	Plan	A-5
2.14	Purchase Date	A-5
2.15	Purchase Price	A-5
2.16	Recordkeeper	A-5
2.17	Reserves	A-5
2.18	Stock	A-5
2.19	Subsidiary Corporation	A-5
2.20	Trading Day	A-5
ARTICLE III.	Eligibility and Participation	A-5
3.01	Initial Eligibility	A-5
3.02	Participation	A-5
3.03	Restrictions on Participation	A-6
ARTICLE IV.	Offerings	A-6
4.01	Semi-Annual Offerings	A-6
ARTICLE V.	Payroll Deductions	A-6
5.01	Amount of Deduction	A-6
5.02	Participant’s Account.	A-6
5.03	Changes in Payroll Deductions	A-7
ARTICLE VI.	Grant and Exercise of Option	A-7
6.01	Number of Option Shares	A-7
6.02	Automatic Purchase	A-7
6.03	Transferability of Option	A-7
6.04	Delivery of Shares	A-7
6.05	Distribution of Shares	A-8

ARTICLE VII.	Withdrawal from Plan and Termination of Employment	A-8
7.01	Withdrawal from Plan Participation	A-8
7.02	Termination of Employment	A-8
7.03	Leave of Absence	A-9
ARTICLE VIII.	Stock	A-9
8.01	Maximum Shares	A-9
8.02	Participant’s Interest in Option Stock	A-9
ARTICLE IX.	Administration	A-9
9.01	Authority of the Benefit Plan Committee	A-9
9.02	Rules Governing the Administration of the Benefit Plan Committee	A-10
9.03	Indemnification	A-10
9.04	Recordkeeper.	A-10
9.05	Administrative Costs.	A-10
ARTICLE X.	Miscellaneous	A-11
10.01	Designation of Beneficiary	A-11
10.02	Transferability	A-11
10.03	Withholding	A-11
10.04	Use of Funds	A-11
10.05	Reports	A-11
10.06	Adjustment Upon Changes in Capitalization	A-11
10.07	Amendment and Termination	A-12
10.08	No Employment	A-12
10.09	Notices	A-12
10.10	Elections	A-12
10.11	Conditions Upon Issuance of Shares.	A-13
10.12	Effect of Plan	A-13
10.13	Effective Date	A-13
10.14	Governing Law	A-13

ARTICLE I.

PURPOSE

1.01  Purpose.

The purpose of this L-3 Communications Corporation Employee Stock Purchase Plan is to provide employees of L-3 Communications Corporation and its Designated Subsidiary Corporations with an opportunity to purchase shares of common stock of L-3 Communications Holdings, Inc. under a plan that satisfies the requirements of an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

In addition, this Plan provides for the purchase of shares under a plan which is not subject to Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the Benefit Plan Committee designed to achieve tax, securities law or other objectives for eligible employees of Designated Affiliates of the Company. Except as otherwise provided herein, the portion of the Plan that does not satisfy the requirements of Code Section 423 will operate and be administered in the same manner as the portion of the Plan that does satisfy such requirements.

ARTICLE II.

DEFINITIONS

2.01  Account.

“Account” means the brokerage account maintained on behalf of each participant by the Recordkeeper for the purpose of investing in Stock and engaging in other transactions permitted under the Plan.

2.02  Affiliate.

“Affiliate” means an entity, other than a Subsidiary Corporation, in which the Company has a direct or indirect controlling interest.

2.03  Benefit Plan Committee.

“Benefit Plan Committee” means the individuals appointed by the Board of Directors of Holdings to administer the Company’s employee benefit plans.

2.04  Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations issued thereunder and successor provisions and regulations thereto.

2.05  Company.

“Company” means L-3 Communications Corporation.

2.06  Compensation.

“Compensation” includes, and is limited to, base salary, overtime, shift differential pay, and lead differential pay paid during the calendar year before elective payroll deduction contributions to any employee benefit plan or program offered by the Company. Compensation does not include bonuses, commissions, or any other type of compensation not specifically included above.

2.07  Designated Affiliate.

“Designated Affiliate” means any Affiliate that is designated by the Benefit Plan Committee to be eligible to participate in the portion of the Plan that is not subject to Code Section 423.

2.08  Designated Subsidiary Corporation.

“Designated Subsidiary Corporation” means any Subsidiary Corporation that is designated by the Benefit Plan Committee to be eligible to participate in the portion of the Plan that is subject to Code Section 423. The Benefit Plan Committee may designate Designated Subsidiary Corporations from time to time from among a group consisting of the Company and its Subsidiary Corporations. The group from among which such changes and designations are permitted without additional stockholder approval may include corporations having become Subsidiary Corporations after the adoption and approval of the Plan.

Only Designated Subsidiary Corporations may participate in the portion of the Plan subject to Code Section 423. A Designated Subsidiary Corporation will cease to be a Designated Subsidiary Corporation on the earlier of (i) the date the Benefit Plan Committee determines that such entity is no longer a Designated Subsidiary Corporation or (ii) when such Designated Subsidiary Corporation ceases for any reason to be a Subsidiary Corporation.

2.09  Employee.

“Employee” means any common law employee who is employed by the Company, a Designated Subsidiary Corporation or Designated Affiliate. If an individual is not classified by the employer as a common law employee, no reclassification of a person’s status with the employer, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the employer agrees to such reclassification, either retroactively or prospectively, shall result in the person being regarded as a common law employee during such time. Notwithstanding the foregoing, employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) will not be treated as Employees of the Company or a Designated Subsidiary Corporation for purposes of the Plan if either the grant of an option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or compliance with the laws of the foreign jurisdiction would cause the portion of the Plan that is intended to be subject to Code Section 423 to violate the requirements of such Code Section.

2.10  Fair Market Value.

“Fair Market Value” means the fair market value of a share of Stock, which, as of any given date, shall be the average of the highest and lowest sales prices of a share of Stock reported on a consolidated basis for securities listed on the New York Stock Exchange for trades on the date as of which such value is being determined or, if that day is not a Trading Day, then on the immediately preceding Trading Day.

2.11  Holdings.

“Holdings” means L-3 Communications Holdings, Inc.

2.12  Offering Period.

“Offering Period” means the approximately six-month period beginning on the first Trading Day on or after January 1 and July 1 of a calendar year and ending on the last Trading Day in June and December, respectively, of such calendar year; provided, however, that the initial six-month period shall begin on the first Trading Day in July, 2009 and end on the last Trading Day in December, 2009.

2.13  Plan.

“Plan” means this L-3 Communications Corporation 2009 Employee Stock Purchase Plan.

2.14  Purchase Date.

“Purchase Date” means the last Trading Day of each Offering Period.

2.15  Purchase Price.

“Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Stock on the Purchase Date.

2.16  Recordkeeper.

“Recordkeeper” means Fidelity Stock Plan Services, LLC.

2.17  Reserves.

“Reserves” means the number of shares of Stock covered by all options under the Plan which have not yet been exercised and the number of shares of Stock which have been authorized for issuance under the Plan but which have not yet become subject to options.

2.18  Stock.

“Stock” means Holdings common stock and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10.06.

2.19  Subsidiary Corporation.

“Subsidiary Corporation” means any corporation or other entity (other than the Company) that satisfies the requirements of Section 424(f) of the Code and applicable regulations and other guidance issued thereunder.

2.20  Trading Day.

“Trading Day” means a day on which the New York Stock Exchange is open for trading.

ARTICLE III.

ELIGIBILITY AND PARTICIPATION

3.01  Initial Eligibility.

Each Employee shall be eligible to participate in the Plan beginning on the later of the date he or she first becomes an Employee or July 1, 2009, except that only those specified employees who work for a Designated Affiliate in a particular country or countries as determined by the Benefit Plan Committee may participate in the Plan. All Employees working for the Company or a Designated Subsidiary Corporation may participate in the Plan except as otherwise provided herein.

3.02  Participation.

An Employee may become a participant in the Plan at any time by giving instructions to the Recordkeeper authorizing payroll deductions. Participant instructions shall be given in such manner and form as prescribed by the Recordkeeper. Payroll deductions for an Employee shall begin as soon as administratively feasible after the instructions are received by the Recordkeeper.

3.03  Restrictions on Participation.

Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan to the extent that:

(a)  immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of Holdings (determined under the rules of Section 424(d) of the Code); or

(b)  his or her rights to purchase stock under the Plan would accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

ARTICLE IV.

OFFERINGS

4.01  Semi-Annual Offerings.

The Plan will be implemented by semi-annual offerings of Holdings Stock beginning on the first Trading Day on or after January 1 and July 1 of each calendar year and terminating on the last Trading Day of June and December of such calendar year, respectively; provided, however, that the first Offering Period shall begin on the first Trading Day of July, 2009 and end on the last Trading Day of December, 2009. The Benefit Plan Committee shall have the power to change the beginning date, ending date, and duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided that Offering Periods will in all cases comply with applicable limitations under Section 423(b)(7) of the Code.

ARTICLE V.

PAYROLL DEDUCTIONS

5.01  Amount of Deduction.

A participant may elect to have deductions made for each payroll period during an Offering Period in an amount equal to any whole percentage of his or her Compensation received for the payroll period, subject to the limitations of Section 3.03, provided that the maximum amount of payroll deductions may not exceed (i) a specified maximum percentage of his or her Compensation for each payroll period as may be designated from time to time by the Benefit Plan Committee (which shall initially be ten percent) and (ii) $21,250 for each year. The Benefit Plan Committee in its discretion, may increase and decrease the maximum percentage amount (but not the maximum dollar amount) contemplated under the immediately preceding sentence without formally amending the Plan; provided, however, that the maximum percentage amount shall be a uniform percentage of Compensation for all participants.

5.02  Participant’s Account.

An individual Account shall be maintained by the Recordkeeper for each participant in the Plan. All payroll deductions made for a participant shall be credited to his or her Account. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 7.03. No interest shall accrue or be paid on any payroll deductions or any other amounts credited to a participant’s Account.

5.03  Changes in Payroll Deductions.

(a)  Each Offering Period, a participant may elect to make one increase and one decrease to the rate of his or her payroll deductions by giving instructions to the Recordkeeper. An election to increase or decrease the payroll deduction rate shall be effective as soon as administratively feasible following the date such election is received by the Recordkeeper and shall remain in effect until the participant provides new instructions to the Recordkeeper or terminates employment as provided in Section 7.02.

(b)  Notwithstanding subsection (b) above, a participant may elect to withdraw from his or her participation in the Plan at any time. An election to withdraw from participation shall become effective as soon as administratively feasible following the date such election is received by the Recordkeeper and shall remain in effect for successive Offering Periods until the participant provides new instructions to the Recordkeeper. A participant who withdraws from participation during an Offering Period may not participate in the Plan until the next Offering Period.

ARTICLE VI.

GRANT AND EXERCISE OF OPTION

6.01  Number of Option Shares.

On the first day of each Offering Period, each Employee participating in such Offering Period shall be deemed to have been granted an option to purchase on the Purchase Date of such Offering Period, at the applicable Purchase Price, up to a number of shares (including whole and fractional shares) of Stock determined by dividing such Employee’s payroll deductions credited to his or her Account as of the Purchase Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3.03 and 8.01. Exercise of the option shall occur as provided in Section 6.02, unless the participant has withdrawn the amount credited to his or her Account upon withdrawal from the Plan pursuant to Section 7.01 or such amount has been distributed to the participant upon termination of employment pursuant to Section 7.02. To the extent not exercised, the option shall expire on the last day of the Offering Period.

6.02  Automatic Purchase.

A participant’s option for the purchase of shares shall be exercised automatically on the Purchase Date, and the maximum number of shares (including fractional shares) subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions credited to his or her Account.

6.03  Transferability of Option.

During a participant’s lifetime, options held by such participant shall be exercisable only by that participant.

6.04  Delivery of Shares.

(a)  At or as promptly as practicable after the Purchase Date for an Offering Period, the Company shall deliver the shares of Stock purchased to the Recordkeeper to be deposited in the participants’ Accounts.

(b)  Any cash dividends that are paid with respect to Stock credited to a participant’s Account shall deposited in the participant’s Account.

(c)  Each participant will be entitled to vote the number of shares of Stock credited to his or her Account (including any fractional shares credited to such Account) on any matter as to which the approval of Holdings stockholders is sought. If a participant does not vote or grant a valid proxy with respect to shares credited to his or her Account, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Holdings stockholders.

6.05  Distribution of Shares.

(a)  During the first two years from the first day of an Offering Period, a participant may sell, but may not transfer or withdraw, the shares of Stock acquired during such Offering Period and credited to his or her Account. During such two-year period, all sales of shares of Stock acquired during the Offering Period shall only be effectuated by the Custodian on the participant’s behalf.

(b)  Following the completion of two years from the first day of an Offering Period, a participant may elect to withdraw from his or her Account shares of Stock acquired during such Offering Period or may elect to transfer such shares from his or her Account to an account of the participant maintained with a broker-dealer or financial institution. If a participant elects to withdraw shares, one or more certificates for whole shares shall be issued in the name of, and delivered to, the participant, with such participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. If shares of Stock are transferred from a participant’s Account to a broker-dealer or financial institution that maintains an account for the participant, only whole shares shall be transferred and cash in lieu of any fractional share shall be paid to such participant based on the Fair Market Value of a share of Stock on the date of transfer. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Recordkeeper in such form and manner as may be prescribed by the Recordkeeper, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 9.05.

ARTICLE VII.

WITHDRAWAL FROM PLAN AND TERMINATION OF EMPLOYMENT

7.01  Withdrawal from Plan Participation.

If a participant decreases his or her payroll deduction rate to zero during an Offering Period, he or she shall be deemed to have withdrawn from participation in the Plan and shall have the right to elect, to receive reimbursement of all of the payroll deductions credited to the participant’s Account during the current Offering Period, provided that the election is made no later than five business days prior to the last day of such Offering Period. In the event that the participant does not give proper instructions to the Recordkeeper to request reimbursement in a timely manner, the participant shall be deemed to have elected to exercise his or her option for the purchase of Stock on the next following Purchase Date. Payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant provides to the Recordkeeper new instructions authorizing payroll deductions. A participant who withdraws from participation in the Plan may withdraw the Stock credited to his or her Account only as provided in Section 6.05.

7.02  Termination of Employment.

Upon a participant’s termination of employment with the Company and all Designated Subsidiary Corporations for any reason (including termination because of the participant’s death), the payroll deductions credited to such participant’s Account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10.01, and such participant’s option shall be automatically terminated. The Recordkeeper shall continue to maintain the participant’s Account until the earlier of such time as the participant withdraws or transfers all Stock in the Account, which withdrawal or transfer shall be permitted only as provided in Section 6.05, or two years after the participant ceases to be employed by the Company and its Designated Subsidiary Corporations or Designated Affiliates.

7.03  Leave of Absence.

If a participant goes on an authorized leave of absence for any reason, such participant shall have the right to elect to: (a) withdraw all of the payroll deductions credited to the participant’s Account, (b) discontinue contributions to the Plan but have the amount credited to his or her Account used to purchase Stock on the next Purchase Date, or (c) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and making cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant’s authorized Plan deductions. Unless a participant on an authorized leave of absence returns to employment with the Company or a Designated Subsidiary Corporation or Designated Affiliate no later than the first anniversary of the first day of his or her authorized leave of absence, such participant shall be deemed to have terminated employment and the provisions of Section 7.02 shall apply.

ARTICLE VIII.

STOCK

8.01  Maximum Shares.

The maximum number of shares which may be issued under the Plan, together with all shares issued under the L-3 Communications Corporation Employee Stock Purchase Plan effective July 1, 2001 (as amended from time to time, the “2001 ESPP”), shall be 13,314,937 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.06.

8.02  Participant’s Interest in Option Stock.

The participant will have no interest in stock covered by his or her option until such option has been exercised.

ARTICLE IX.

ADMINISTRATION

9.01  Authority of the Benefit Plan Committee.

The Plan shall be administered by the Benefit Plan Committee. Subject to the express provisions of the Plan, the Benefit Plan Committee shall have full and discretionary authority to interpret and construe all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Benefit Plan Committee’s determination on the foregoing matters shall be final and conclusive. The Benefit Plan Committee may, in its discretion, delegate some or all of its authority to one or more employees or officers of the Company in which case any references in this Plan to the Benefit Plan Committee shall also refer to such delegate.

The provisions of the portion of the Plan intended to be subject to Code Section 423 shall be construed in a manner consistent with the requirements of that Code Section. The Benefit Plan Committee shall have the discretion to determine whether a Subsidiary Corporation shall be a Designated Subsidiary Corporation participating in the portion of the Plan subject to Code Section 423 and whether an Affiliate shall be a Designated Affiliate participating in the portion of the Plan not subject to Code Section 423. Additionally, the Benefit Plan Committee shall have discretion to adopt rules regarding Plan administration to conform to local laws or to enable eligible employees of the Company, Designated Subsidiary Corporations and Designated Affiliates to participate in the Plan. The Benefit Plan Committee may also adopt rules, procedures or sub-plans applicable to particular Designated Affiliates, which sub-plans may be designed to be outside the scope of Code Section 423. Without limiting the generality of the foregoing, the Benefit Plan Committee is specifically authorized to adopt rules and procedures regarding the handling of payroll deductions or other contributions by participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary according to local requirements as part of the portion of the Plan not subject to Code Section 423. The rules of any sub-plans designed to be outside the scope of Code Section 423 may take precedence over other provisions of the Plan; provided, that unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan; provided further, that no such sub-plan may (i) supersede the provisions of Sections 3.03(a) and 8.01, (ii) provide participants with a discount (whether through a reduced purchase price or as a result of employer matching contributions) of greater than 15% of the Fair Market Value of a share of Stock on the Purchase Date or (iii) provide for payroll deductions or other contributions by participants in excess of the maximum dollar amount set forth in Section 5.01. The Benefit Plan Committee has the authority to suspend or limit participation in the portion of the Plan not subject to Code Section 423 (including any or all sub-plans thereunder) for any reason, including administrative or economic reasons. The approval of the stockholders of Holdings shall not be required prior to the adoption, amendment or termination of any sub-plan designed to be outside the scope of Code Section 423 unless required by the laws of the foreign jurisdiction in which eligible employees participating in the sub-plan are located.

9.02  Rules Governing the Administration of the Benefit Plan Committee.

The Benefit Plan Committee shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Benefit Plan Committee shall be made by a majority of its members. The Benefit Plan Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Benefit Plan Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

9.03  Indemnification.

Members of the Benefit Plan Committee, and any officer or employee of the Company acting at the direction, or on behalf, of the Benefit Plan Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

9.04  Recordkeeper.

The Recordkeeper will act as recordkeeper under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Recordkeeper. The Recordkeeper will establish and maintain for each Participant a brokerage account.

9.05  Administrative Costs.

The costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including, but not limited to, annual fees of the Recordkeeper and any brokerage fees and commissions for the purchase of Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Recordkeeper may impose or pass through to the participants a reasonable fee for the withdrawal of Stock in the form of stock certificates and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to participants. Under no circumstance shall the Company pay any brokerage fees and commissions for the sale of Stock acquired under the Plan by a participant.

ARTICLE X.

MISCELLANEOUS

10.01  Designation of Beneficiary.

A participant may elect to designate a beneficiary who is to receive any shares and cash from the participant’s Account under the Plan in the event of such participant’s death by giving instructions to the Recordkeeper. The participant may change his or her beneficiary designation at any time. In the event a participant dies without having elected a beneficiary, any shares or cash to be distributed on the participant’s death shall be delivered to the participant’s estate.

10.02  Transferability.

Neither payroll deductions credited to a participant’s Account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution as provided in Section 10.01. Any such attempted assignment, transfer, pledge or other disposition shall be without effect.

10.03  Withholding.

The Company, any Designated Subsidiary Corporation or Designated Affiliate is authorized to withhold from any payment to be made to a participant withholding amounts and other taxes due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan, and a participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding. At the time of a participant’s exercise of an option or disposition of shares acquired under the Plan, the Company may require the participant to make other arrangements to meet tax withholding obligations as a condition to exercise of rights or distribution of shares or cash from the participant’s Account. In addition, a Participant may be required to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

10.04  Use of Funds.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

10.05  Reports.

Statements of Account shall be given to each participant at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, any remaining cash balance, and other information deemed relevant by the Benefit Plan Committee.

10.06  Adjustment Upon Changes in Capitalization.

(a)  Changes in Capitalization. The Benefit Plan Committee shall proportionately adjust the Reserves and the price per share and the number of shares of Stock covered by each option under the Plan which has not yet been exercised for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or other extraordinary corporate event which affects the Stock in order to prevent dilution or enlargement of the rights of participants. The determination of the Benefit Plan Committee with respect to any such adjustment shall be final, binding and conclusive.

(b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Benefit Plan Committee.

(c)  Asset Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Benefit Plan Committee shall shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). The New Purchase Date shall be before the date of the Company’s proposed asset sale or merger. The Benefit Plan Committee shall notify each participant in writing, at least ten business days prior to the New Purchase Date, that the Purchase Date for the participant’s purchase has been changed to the New Purchase Date and that the participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn the amount credited to his or her Account upon withdrawal from the Plan pursuant to Section 7.01 or such amount has been distributed to the participant upon termination of employment pursuant to Section 7.02.

10.07  Amendment and Termination.

The Board of Directors of Holdings (the “Board of Directors”) shall have the complete power and authority to terminate the Plan. Any amendment to the Plan to increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 10.06), to amend the requirements as to the class of employees eligible to purchase stock under the Plan (except for designations of Designated Subsidiary Corporations and Designated Affiliates pursuant to Sections 2.07, 2.08 and 9.01) or to change the granting corporation or the stock available for purchase under the Plan may be made only by the Board of Directors with the approval of the stockholders of Holdings within 12 months before or after the date such amendment is adopted by the Board. Any other amendment to the Plan may be made by either the Board of Directors or the Compensation Committee thereof. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

10.08  No Employment.

The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares of Stock under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

10.09  Notices.

All notices or other communications by a participant to the Company or to the Recordkeeper shall be deemed to have been duly given when received in the manner and form specified by the Company or the Recordkeeper, whichever is applicable, at the location, or by the person, designated by the Company, or Recordkeeper, for the receipt thereof.

10.10  Elections.

All elections and notices made by a participant to the Recordkeeper may be made telephonically or electronically in accordance with procedures established by the Benefit Plan Committee and the Recordkeeper.

10.11  Conditions Upon Issuance of Shares.

The Company shall not be obligated to issue shares of Stock with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted.

10.12  Effect of Plan.

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each participant, including, without limitation, such participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such participant.

10.13  Effective Date.

The Plan shall become effective as of July 1, 2009, subject to approval by the holders of the majority of the common stock present and represented at a special or annual meeting of the stockholders of Holdings held on or before July 1, 2009. If the Plan is not so approved, the Plan shall not become effective.

10.14  Governing Law.

The law of the State of New York will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

L-3 COMMUNICATIONS CORPORATION

By:
Vice President, Human Resources

Date:

EXHIBIT B

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

When making “independence” determinations, the Board of Directors shall broadly consider all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to L-3. When assessing the materiality of a director’s relationship with L-3, the Board of Directors shall consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others).

The Board of Directors has established the following guidelines to assist it in determining director “independence”:

A.  A director will not be independent if, within the preceding three years: (i) the director was employed by L-3 or an immediate family member of the director was employed by L-3 as an executive officer; (ii) the director or an immediate family member of the director received, during any twelve-month period within such three-year period, more than $100,000 in direct compensation from L-3, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); or (iii) the director or an immediate family member of the director was employed as an executive officer of another company where any of L-3’s present executive officers at the same time served on that company’s compensation committee.

B.  Additionally, a director will not be independent if:

(1)  (A) The director or an immediate family member is a current partner of a firm that is L-3’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on L-3’s audit within that time; or

(2)  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, L-3 for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

C.  The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if an L-3 director is a current employee, or whose immediate family member is a current executive officer, of another company that makes payments to, or receives payment from, L-3 for property or services in an amount which, for each of the last three fiscal years, are less than the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company; (ii) if an L-3 director beneficially owns, or is an employee of another company that beneficially owns less than 10% of L-3’s common equity; (iii) if an L-3 director is a current employee of another company to which L-3 is indebted, and the total amount of the indebtedness is less than one percent of the total consolidated assets of the company he or she serves as a current employee; and (iv) if an L-3 director serves as an executive officer, director or trustee of a tax exempt organization, and L-3’s contributions to such tax exempt organization, during any of the preceding three years, are less than the greater of $1,000,000 or one percent of such tax exempt organization’s consolidated gross revenues. The Board of Directors will annually review all commercial, charitable and other relationships of directors.

B-1

Admission Ticket C123456789

000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext           000000000.000000 ext

Internet or telephone Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 a.m. Eastern Daylight Time on April 28, 2009 or by 5:00 p.m. Eastern Daylight Time on April 24, 2009, if you own your shares through your 401(k) or ESPP.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by Internet
     •  Log on to the Internet and go to www.investorvote.com/LLL
• Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the Internet website.
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States,Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call.
•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold	+

	01 - Robert B. Millard	☐	☐
		For	Withhold

	02 - Arthur L. Simon	☐	☐

		For	Against	Abstain

2.	Approval of the L-3 Communications Corporation 2009 Employee Stock Purchase Plan.	☐	☐	☐

		For	Against	Abstain

3.	Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐
B	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
<STOCK#>           0109BG

Admission Ticket	Directions to the 2009 Annual Meeting of Stockholders of L-3
Communications Holdings, Inc.

2009 Annual Meeting of	Directions from the East Side:
L-3 Communications Holdings, Inc. Stockholders	Take the FDR Drive South to the end and follow sign to the
Battery Park City exit.
Proceed to the traffic light and make a right turn, go to the next light and
PROXY SERVICES	make a left turn onto State Street and continue driving until very end.
C/O COMPUTERSHARE INVESTOR SERVICES	The hotel is located at Battery Place and West Street.
PO BOX 43102
PROVIDENCE, RI 02940-5068	Directions from the West Side:
Take the West Side Highway South.
The West Side Highway South becomes West Street.
L-3 COMMUNICATIONS HOLDINGS, INC.	Continue South bearing right until the end of West Street.
ANNUAL MEETING OF STOCKHOLDERS	Turn right, the hotel is on your right.
TUESDAY, APRIL 28, 2009, 2:30 P.M. EASTERN DAYLIGHT TIME
THE RITZ-CARLTON NEW YORK	Directions by Subway:
BATTERY PARK	Take the 4/5 to Bowling Green (last stop in Manhattan).
TWO WEST STREET	Turn right (South) onto Battery Place.
NEW YORK, NY	Follow Battery Place to Little West Street; turn right, the hotel is on your left.
Or
PLEASE INDICATE WHETHER YOU PLAN TO ATTEND THE 2009 ANNUAL MEETING OF STOCKHOLDERS BY MARKING THE APPROPRIATE BOX OR IF YOU USE THE INTERNET OR TELEPHONE SYSTEM, WHEN PROMPTED. ONLY THE STOCKHOLDER(S) WHOSE NAME(S) APPEARS ON THIS TICKET, OR THE PROXY OF THAT STOCKHOLDER, WILL BE ADMITTED. DUE TO SPACE LIMITATIONS, ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. REGISTRATION WILL BEGIN AT 2:30 P.M.
Take the 2/3 to Wall Street.
Walk West on Wall Street to Broadway; turn left on Broadway, then right onto Battery Place.
Follow Battery Place to Little West Street; turn right, the hotel is on your left.
Or
Take the 1/9 to Rector Street.
Walk South on Greenwich Street to Battery Place.
Make right on Battery Place and follow to Little West Street; turn right, the hotel is on your left.

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — L-3 Communications Holdings, Inc.

L-3 COMMUNICATIONS HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L-3 COMMUNICATIONS HOLDINGS, INC. (THE “COMPANY”) FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON APRIL 28, 2009, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING AND THE PROXY STATEMENT.
The undersigned stockholder(s) hereby appoint Michael T. Strianese, Steven M. Post, and Ralph G. D’Ambrosio or any one of them, attorneys and agents, or proxy or proxies, with full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Annual Meeting of Stockholders to be held on April 28, 2009, at 2:30 p.m., Eastern Daylight Time, at The Ritz-Carlton New York, Battery Park, Two West Street, New York, NY, and at any and all adjournments or postponements thereof, upon the matters set forth and in accordance with their discretion on any other matters that may properly come before the meeting, or any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in accordance with the directions of the undersigned stockholder(s). In the absence of such directions, this proxy will be voted for all nominees listed on the reverse hereof, for the L-3 Communications Corporation 2009 Employee Stock Purchase Plan, and for the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY ALSO MARK, SIGN, DATE AND RETURN YOUR PROXY CARD TO:
L-3 Communications Holdings, Inc.
C/O Computershare Investor Services
PO Box 43102
Providence, RI 02940-5068
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON APRIL 28, 2009: OUR 2009 PROXY STATEMENT, SUMMARY ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT: www.L-3com.com